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CNO FINANCIAL GROUP, INC. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CNO FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2017

        NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of CNO Financial Group, Inc. (the "Company"), will be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana, at 8:00 a.m., Eastern Daylight Time, on May 10, 2017, for the following purposes:

  1.
  To elect nine directors, each for a one-year term ending in 2018;

  2.
  To approve the Company's Amended and Restated Long-Term Incentive Plan;

  3.
  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017;

  4.
  To approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers;

  5.
  To approve, by non-binding advisory vote, whether a shareholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years; and

  6.
  To consider such other matters, if any, as may properly come before the meeting and any adjournment or postponement thereof.

        Holders of record of outstanding shares of the common stock of the Company as of the close of business on March 13, 2017, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of common stock have one vote for each share held of record.

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), on or about March 30, 2017, we either mailed you a Notice of Internet Availability of Proxy Materials ("Notice") notifying you how to vote online and how to electronically access a copy of this Proxy Statement and the Company's Annual Report to Shareholders (together referred to as the "Proxy Materials") or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

        Management and the Board of Directors respectfully request that (if you received a paper copy of the Proxy Materials) you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form they send to you. If you attend the meeting in person you may withdraw your proxy and vote personally at the meeting.

By Order of the Board of Directors
Karl W. Kindig, Senior Vice President and Secretary

March 30, 2017
Carmel, Indiana

CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CNO Financial Group, Inc. ("CNO" or the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana on May 10, 2017, at 8:00 a.m., Eastern Daylight Time. We are sending the Notice or the Proxy Materials and proxy to shareholders on or about March 30, 2017.

Solicitation of Proxies

        The proxies are solicited by the Board of Directors.    Proxies may be solicited by mail, telephone, internet or in person. Proxies may by solicited by the CNO Directors and officers. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy are to be paid by CNO.

        If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Each shareholder may appoint a person (who need not be a shareholder), other than the persons named in the proxy, to represent him or her at the Annual Meeting by properly completing a proxy. In either case, such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 9, 2017. Proxies received that are unmarked will be voted for each of the Board's nominees for director (Proposal 1), for the approval of the amendments to the Company's Amended and Restated Long-Term Incentive Plan (the "LTIP Amendment") (Proposal 2), for ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3), for approval of the compensation paid to our Named Executive Officers (Proposal 4), and for "One Year" as the frequency of future votes on executive compensation. A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to CNO a written notice of revocation or a later-dated proxy, or by attending the Annual Meeting and voting in person.

Record Date and Voting

        Only holders of record of shares of CNO's common stock as of the close of business on March 13, 2017, will be entitled to vote at the Annual Meeting. On such record date, CNO had 173,655,491 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

        On or about March 30, 2017, we either mailed you a Notice notifying you how to vote online and how to electronically access a copy of the Proxy Materials or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

        The following sets forth how a shareholder can vote over the Internet, by telephone or by mail:

Voting By Internet

        If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

Voting By Telephone

        If you hold your shares in street name, you can vote using a touch-tone telephone by calling the toll-free number included on your paper voting instruction form (if you received a paper copy of the Proxy Materials), 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your notice or your paper voting instruction form.

        If you hold your shares in street name, you may also submit voting instructions to your bank, broker or other holder of record. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other holder of record on how to submit voting instructions.

        The Internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

        If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your Proxy Materials or voting instruction form.

Deadline for Submitting Votes by Internet, Telephone or Mail

        If you hold your shares in street name, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2017.

        Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, and must be received no later than May 9, 2017.

        If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote. You must then bring the legal proxy to the Annual Meeting.

        Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

Votes Required

        The election of each director (Proposal 1) will be determined by the vote of the majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) by the holders of shares represented (in person or by proxy) and entitled to vote on the subject matter provided a quorum is present. The vote required to approve the Amended and Restated Long-Term Incentive Plan (Proposal 2), the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3), to approve, by non-binding advisory vote, the compensation of the Company's named executive officers (Proposal 4), to approve, by non-binding advisory vote, the frequency of future votes on the compensation of the Company's named executive officers (Proposal 5), and any other proposal properly brought before the Annual Meeting, is the affirmative vote of a majority of the shares represented (in person or by proxy) and entitled to vote on the applicable subject matter. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same legal effect as voting against each other proposal.

        Abstentions and shares represented by "broker non-votes", as described below, are counted as present and entitled to vote for the purpose of determining a quorum. A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. Under current New York Stock Exchange rules, your broker, bank or other holder of record will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of nine directors as listed in this Proxy Statement), Proposal 2 (approval of the Amended and Restated Long-Term Incentive Plan), Proposal 4 (advisory vote to approve executive compensation), and Proposal 5 (advisory vote on the frequency of future advisory votes on executive compensation). "Broker non-votes" will have no effect on the outcome of Proposals 1, 2, 4 and 5. Your broker, bank or other holder of record will have discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017).

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2017

        This Proxy Statement (including all attachments), the Company's Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC") on February 21, 2017) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company's shareholders, free of charge on our Internet website at www.CNOinc.com in the "Investors — SEC Filings" section, by calling 317-817-2893 or by sending the Company an email at ir@CNOinc.com. For directions to the Company's 2017 Annual Meeting, please call us at 317-817-2893.

SECURITIES OWNERSHIP

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 13, 2017 (except as otherwise noted) by each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors and nominees, each of our current executive officers that are named in the Summary Compensation Table on page 36 and all of our current directors, nominees and executive officers as a group. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 13, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person or group of persons but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Number	Percentage
Common stock	BlackRock, Inc.(1)	16,761,220	9.7%
Common stock	The Vanguard Group(2)	13,931,302	8.0
Common stock	Dimensional Fund Advisors LP(3)	12,148,100	7.0
Common stock	Edward J. Bonach(4)	1,308,546	*
Common stock	Ellyn L. Brown	42,842	*
Common stock	Robert C. Greving	52,494	*
Common stock	Stephen N. David	0	*
Common stock	Mary R. (Nina) Henderson	39,052	*
Common stock	Charles J. Jacklin	14,624	*
Common stock	Daniel R. Maurer	14,624	*
Common stock	Neal C. Schneider	90,273	*
Common stock	Frederick J. Sievert	64,624	*
Common stock	Michael T. Tokarz	116,814	*
Common stock	Gary C. Bhojwani	234,000	*
Common stock	Bruce K. Baude(5)	188,164	*
Common stock	Christopher J. Nickele(6)	120,013	*
Common stock	Erik M. Helding(7)	66,625	*
Common stock	All directors, nominees and executive officers as a group (18 persons)(8)	3,559,491	2.0%

*
Less than 1%.

(1)
Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on January 23, 2017 by BlackRock, Inc. The Amendment No. 3 to Schedule 13G reports sole power to vote or direct the vote of 16,312,082 shares and sole power to dispose or direct the disposition of 16,761,220 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group. The Amendment No. 4 to Schedule 13G reports sole power to vote or direct the vote of 212,553 shares, shared power to vote or direct the vote of 20,988 shares, sole power to dispose or direct the disposition of 13,707,599 shares, and shared power to dispose or direct the disposition of 223,703 shares. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. The Amendment No. 4 to Schedule 13G reports sole power to vote or direct the vote of 12,076,221 shares and sole power to dispose or direct the disposition of 12,148,100 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
Includes options, exercisable currently or within 60 days of March 13, 2017, to purchase 828,115 shares of common stock.

(5)
Includes options, exercisable currently or within 60 days of March 13, 2017, to purchase 130,975 shares of common stock.

(6)
Includes options, exercisable currently or within 60 days of March 13, 2017, to purchase 72,455 shares of common stock.

(7)
Includes options, exercisable currently or within 60 days of March 13, 2017, to purchase 40,925 shares of common stock.

(8)
Includes options, exercisable currently or within 60 days of March 13, 2017, to purchase an aggregate of 1,685,370 shares of common stock held by executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

        Nine individuals will be elected to the Board at the Annual Meeting for one-year terms expiring at the 2018 annual meeting of shareholders. Each nominee listed below other than Stephen David is currently a member of the Board. As announced by the Company on February 27, 2017, Mr. David has been nominated for election to the Board at the Annual Meeting. He would fill the vacancy resulting from the retirement of director Michael Tokarz, effective at the Annual Meeting. All directors will serve until their successors are duly elected and qualified.

Director Qualifications and Experience

        In considering candidates for the Board, the Governance and Nominating Committee reviews the experience, skills, attributes and qualifications of the current Board members and other potential candidates to ensure that the Board has the skills and experience to properly oversee the interests of the Company. In doing so, the Governance and Nominating Committee considers the experience, skills, attributes and qualifications of candidates in these areas:

  •
  Insurance and financial services industry;

  •
  Accounting or other financial management;

  •
  Investments and investment management;

  •
  Legal and regulatory;

  •
  Actuarial;

  •
  Management including service as a chief executive officer or manager of business units or functions;

  •
  Marketing;

  •
  Technology;

  •
  Talent management; and

  •
  Experience as a director of other companies.

        The key experiences, qualifications, attributes and skills of each of the nominees are included in their individual biographies below.

        Consideration is also given to each nominee's independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. For incumbent directors, past performance on the Board and contributions to their respective committees are also considered. The Governance and Nominating Committee and the Board seek directors with qualities that will contribute to the goal of having a well-rounded, diverse Board that functions well as a unit and is able to satisfy its oversight responsibilities effectively. The Governance and Nominating Committee expects each of the directors to have proven leadership, sound judgment, high ethical standards and a commitment to the success of the Company.

        The Governance and Nominating Committee does not have a specific diversity policy with respect to Board candidates, but it strongly believes that the Board should have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender and age, and considers issues of diversity and background in its process of selecting candidates for the Board.

Board Nominees

        The Governance and Nominating Committee engaged a third-party search firm to identify, assist in the evaluation of, and recommend potential Board candidates. After considering candidates identified during the search process, the Governance and Nominating Committee recommended that Mr. David be nominated for election to the Board at the Annual Meeting.

        Should any of the nominees become unable to accept election, the persons named in the proxy will have the right to exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board knows of no reason why any of its nominees would be unable to accept election.

        The Governance and Nominating Committee will consider candidates for director nominees put forward by shareholders. See "Shareholder Proposals for 2018 Annual Meeting" for a description of the advance notice procedures for shareholder nominations for directors.

        Set forth below is information regarding each person nominated by the Board for election as a director.

Nominees for Election as Directors:

Edward J. Bonach, 63, has been chief executive officer and a director of CNO since October 1, 2011 and served as chief financial officer of the Company from May 2007 until January 2012. Mr. Bonach joined CNO from National Life Group, where he served as executive vice president and chief financial officer. Before joining National Life in 2002, he was with Allianz Life for 23 years, where his positions included President — Reinsurance Division and chief financial officer. He is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries, and a Chartered Enterprise Risk Analyst. With respect to Mr. Bonach's nomination for re-election, the Board and the Governance and Nominating Committee considered his experience as chief executive officer and chief financial officer of the Company and his extensive insurance, actuarial and executive management experience.

Ellyn L. Brown, 67, joined our Board in May 2012. Until her retirement from full-time law practice, Ms. Brown practiced corporate and securities law, most recently as principal of Brown & Associates, a boutique law and consulting firm that provided operations, regulatory and governance services to financial services industry clients and other clients that operated in heavily regulated, high-scrutiny environments. Ms. Brown served as a member of the board of directors of NYSE Euronext (and predecessor entities) (NYSE:NYX) from 2005 until the acquisition of NYX by the Intercontinental Exchange in 2013, and also chaired the board of NYSE Regulation, Inc., the entity that oversaw market regulation at the NYSE and its affiliated exchanges. She has been a member of the board of directors of Walter Investment Management Corp. (NYSE:WAC) since 2009 and a member of the board of Brinker Capital Destinations Trust since January 2017. Ms. Brown served as a governor of the Financial Industry Regulatory Authority from 2007 – 2012 and, from 2007 – 2011, was a trustee of the Financial Accounting Foundation, the parent entity of the Financial Accounting Standards Board and the Governmental Accounting Standards Board. With respect to Ms. Brown's nomination for re-election, the Board and the Governance and Nominating Committee considered her extensive financial industry, legal and regulatory experience.

Stephen N. David, 68, has been nominated for election at the Annual Meeting, succeeding Michael Tokarz who is retiring from our Board. Mr. David has been a Senior Advisor with The Boston Consulting Group since 2005, providing strategic planning services in sales, marketing and technology to a variety of clients across multiple industries, including financial services. He retired in 2005 after 34 years with Procter & Gamble ("P&G"). During his P&G career Mr. David held multiple senior management positions including Chief Information Officer, Global Customer Development Officer, and Senior Vice President, Business Development. He served as a director of Checkpoint Systems, Inc., which provides merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility, from 2012 until the completion of the sale of the company in May 2016. He also served as a director of Iomega Corporation, a consumer technology company, from 2002 until its acquisition by EMC Corporation in 2008. With respect to Mr. David's nomination for election, the Board and the Governance and Nominating Committee considered his extensive leadership experience in technology, strategy, marketing and sales.

Robert C. Greving, 65, joined our Board in May 2011. Mr. Greving is the retired executive vice president, chief financial officer and chief actuary for Unum Group, having held those positions from 2005 to 2009. Mr. Greving also served as president of Unum International Ltd., Bermuda. Before becoming executive vice president and chief financial officer of Unum Group in 2003, he held senior vice president, finance, and chief actuary positions with Unum Group and with The Provident Companies, Inc., which merged with Unum Group. His duties prior to retirement included directing all aspects of the finance and actuarial responsibilities for the corporate and nine insurance subsidiary insurance companies of Unum Group. He previously held senior positions with PennCorp Dallas Operations, Southwestern Life Insurance Company, American Founders Insurance Company, Aegon USA and Horace Mann Life Insurance Company during his 35 years in the insurance industry. He is a Fellow of the Society of Actuaries. With respect to Mr. Greving's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience with the management of companies in the life, health, disability and annuity lines of business and in particular with the actuarial, financial and investment disciplines.

Mary R. (Nina) Henderson, 66, joined our Board in August 2012. Ms. Henderson is the managing partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms in the consumer products and food industries. Previously she was a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions. Ms. Henderson has been a director of IWG plc (formerly Regus plc) since May 2014 and has been a director of Hikma Pharmaceuticals plc since October 2016. She previously served as a director of Walter Energy, Inc. (2013 – 2016), Del Monte Foods Company (2002 – 2011), The Equitable Companies (1996 – 2000), AXA Financial (2001 – 2011), Pactiv Corporation (2000 – 2010), Royal Dutch Shell plc and its predecessor company The Shell Transport and Trading Company (2001 – 2009) and the Hunt Corporation (1991 – 2002). With respect to Ms. Henderson's nomination for re-election, the Board and the Governance and Nominating Committee considered her management leadership experience, consumer marketing background, and her experience as a director of companies in a variety of industries, including insurance.

Charles J. Jacklin, 62, joined our Board in May 2015. Mr. Jacklin has more than 30 years of finance and investment experience. He served as Chief Executive Officer and President of Mellon Capital Management Corporation from 2006 until March 2011 and then served as Chairman until his retirement at the end of 2012. Mr. Jacklin also held several other executive management positions in his 18 years with Mellon Capital Management including chief investment strategist, where he was responsible for investment strategies and research, and director of asset allocation strategies, where he was responsible for portfolio management in domestic, international and global asset allocation strategies. He has also taught finance and investment strategy for 10 years at the University of Chicago and Stanford University Schools of Business. With respect to Mr. Jacklin's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive investment, investment risk management and finance experience.

Daniel R. Maurer, 60, joined our Board in May 2015. Mr. Maurer was a member of the senior management team at Intuit Inc. from 2006 until his retirement in 2014. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce, and QuickBase), and previously led the TurboTax®, Mint, and Quicken brands. Mr. Maurer has extensive global consumer retail sales and marketing experience with over 20 years in executive management at Procter & Gamble ("P&G"), including 15 years internationally. As General Manager of Global Customer Development at P&G's headquarters, he was tasked with building an effective marketing strategy to achieve a competitive advantage with P&G's largest global customers including Wal-Mart, Costco, Ahold, Tessco, and Carrefour. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and US Business at Campbell's Soup. He has served since 2012 on the board of directors of Zagg Inc, which designs, produces and distributes mobile accessory solutions, and served as a director of Checkpoint Systems, Inc., which provides merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility, from January 2016 until the completion of the sale of the company in May 2016. Previously, Mr. Maurer served as a director of Iomega Corporation, a consumer technology company, from 2006 until its acquisition by EMC Corporation in 2008. With respect to Mr. Maurer's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience in marketing and marketing strategy, including the use of digital marketing strategies to reach the middle market.

Neal C. Schneider, 72, joined our Board in September 2003. Mr. Schneider served from 2003 until 2010 as the non-executive chairman of the board of PMA Capital Corporation, whose subsidiaries provide insurance products, including workers' compensation and other commercial property and casualty lines of insurance, as well as fee-based services. He also served on the executive, audit and governance committees for PMA Capital. Until his retirement in 2000, Mr. Schneider spent 34 years with Arthur Andersen & Co., including service as partner in charge of the Worldwide Insurance Industry Practice and the North American Financial Service Practice. Between 2000 and 2002, he was an independent consultant and between 2002 and 2003, Mr. Schneider was a partner of Smart and Associates, LLP, a business advisory and accounting firm. With respect to Mr. Schneider's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive knowledge and experience in accounting and financial matters, particularly with respect to insurance companies, and in corporate governance.

Frederick J. Sievert, 69, joined our Board in May 2011. Mr. Sievert is the retired President of New York Life Insurance Company, having served in that position from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007. Mr. Sievert joined New York Life in 1992 as senior vice president and chief financial officer of the individual insurance businesses. In 1995 he was promoted to executive vice president and was elected to the New York Life board of directors in 1996. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert is a Fellow of the Society of Actuaries. He has been a director of Reinsurance Group of America, Incorporated since 2010. With respect to Mr. Sievert's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive insurance, actuarial and executive management experience.

Voting for Directors; Required Vote

        The election of each director will be determined by the vote of the majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) by the holders of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

        In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) shall offer to tender his or her resignation to the Board. In such event, the Governance and Nominating Committee will consider the offer and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision and rationale within 90 days from the certification of the election results.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE COMPANY'S DIRECTOR NOMINEES LISTED ABOVE.

BOARD AND GOVERNANCE MATTERS

Board Committees

        Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee's functions, among others, are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by the independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; provide oversight of the Company's internal audit department; review and monitor the Company's compliance with legal and regulatory requirements; discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters; and oversee management's processes for managing enterprise risk. The Audit and Enterprise Risk Committee itself does not prepare financial statements or perform audits and its members are not auditors or certifiers of the Company's financial statements. The Audit and Enterprise Risk Committee currently consists of Mr. Greving, Ms. Henderson, Mr. Jacklin and Mr. Schneider, with Mr. Greving serving as chairman of the committee. Based on their experience, Mr. Greving and Mr. Schneider each qualify as an "audit committee financial expert," as defined under SEC rules promulgated under the Sarbanes-Oxley Act. All current members of the Audit and Enterprise Risk Committee are "independent" within the meaning of the regulations adopted by the SEC including Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing requirements adopted by the New York Stock Exchange regarding audit committee membership. The current members also satisfy the financial literacy qualifications of the New York Stock Exchange listing standards. The committee met on 10 occasions in 2016. The duties and responsibilities of the Audit and Enterprise Risk Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

        Governance and Nominating Committee. The Governance and Nominating Committee is responsible for, among other things, establishing criteria for Board membership; considering, recommending and recruiting candidates to fill new positions on the Board; reviewing candidates recommended by shareholders; and considering questions of possible conflicts of interest involving Board members, executive officers and key employees. It is also responsible for developing principles of corporate governance and recommending them to the Board for its approval and adoption, and reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with. The Governance and Nominating Committee currently consists of Mr. Tokarz, Ms. Brown, Mr. Maurer, Mr. Schneider and Mr. Sievert, with Mr. Tokarz serving as chairman of the committee. All current members of the Governance and Nominating Committee are "independent" within the meaning of the listing requirements adopted by the New York Stock Exchange regarding nominating committee membership. The committee held three meetings during 2016. The duties and responsibilities of the Governance and Nominating Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

        Human Resources and Compensation Committee. The Human Resources and Compensation Committee is responsible for, among other things, approving overall compensation philosophy and strategy; evaluating the performance of the chief executive officer and recommending to the Board the compensation of the chief executive officer; reviewing and approving on an annual basis the evaluation process and compensation structure for the Company's other executive officers as recommended by the chief executive officer; ensuring that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel; and reviewing and administering our incentive compensation and equity award plans. The report of the Human Resources and Compensation Committee appears on page 35 of this Proxy Statement. The Human Resources and Compensation Committee currently consists of Mr. Sievert, Ms. Brown, Mr. Maurer and Mr. Tokarz, with Mr. Sievert serving as committee chair. All current members of the Human Resources and Compensation Committee are "independent" within the meaning of the listing requirements adopted by the New York Stock Exchange regarding compensation committee membership and qualify as "non-employee" directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The committee met on seven occasions in 2016. The duties and responsibilities of the Human Resources and Compensation Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

        Investment Committee. The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures which the Company utilizes in determining that funds are invested in accordance with policies and limits approved by it; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. The Investment Committee currently consists of Mr. Jacklin, Mr. Bonach, Mr. Greving and Ms. Henderson, with Mr. Jacklin serving as chairman of the committee. The committee met on four occasions in 2016. The duties and responsibilities of the Investment Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

        Executive Committee. Subject to the requirements of applicable law, including our certificate of incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the Board in the management of our business affairs during intervals between Board meetings. The Executive Committee currently consists of Mr. Schneider, Mr. Bonach and Mr. Greving, with Mr. Schneider serving as chairman of the committee. The duties and responsibilities of the Executive Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

Director Compensation

        Our non-employee directors currently receive an annual cash retainer of $88,000. Our non-executive chairman receives a fee equal to 200% of the base cash fees and equity awards paid to the other non-employee directors. The chairs of the Audit and Enterprise Risk Committee and the Human Resources and Compensation Committee each currently receive an additional annual cash fee of $30,000, and directors who chair one of our other Board committees (other than the Executive Committee) receive an additional annual cash fee of $20,000. Each member of the Audit and Enterprise Risk Committee (including the chair) receives an additional annual cash retainer of $15,000 and each member of the Human Resources and Compensation Committee (including the chair) receives an additional annual cash retainer of $10,000. Cash fees are paid quarterly in advance. In addition to the cash payments, our non-employee directors currently receive an annual equity award of $132,000, which vests immediately upon grant. The Board's policy is to review and set the compensation of the non-employee directors each year at the Board meeting that follows the Annual Meeting and to make equity awards to those directors at that time. Directors are reimbursed for out-of-pocket expenses, including first-class airfare, incurred in connection with the performance of their responsibilities as directors. The compensation paid in 2016 to our non-employee directors is summarized in the table below:

DIRECTOR COMPENSATION IN 2016

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ellyn L. Brown	$98,000	$131,996	$229,996
Robert C. Greving	133,000	131,996	264,996
Mary R. (Nina) Henderson	103,000	131,996	234,996
Charles J. Jacklin	123,000	131,996	254,996
Daniel R. Maurer	98,000	131,996	229,996
Neal C. Schneider	191,000	263,991	454,991
Frederick J. Sievert	128,000	131,996	259,996
Michael T. Tokarz	118,000	131,996	249,996

(1)
This column represents the amount of cash compensation paid in 2016 for Board service, for service as non-executive chairman, for service on the Audit and Enterprise Risk Committee or the Human Resources and Compensation Committee, and for chairing a committee, as applicable.

(2)
The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") and represent the grant date fair values for shares of common stock awarded. On May 5, 2016, Mr. Schneider received an award of 14,324 shares of common stock and each of the other directors listed received an award of 7,162 shares of common stock. These awards vested immediately upon grant.

Board Leadership Structure

        CNO has a non-executive, independent director, who serves as chairman of the Board. Mr. Schneider has served in that capacity since 2011. The Board believes that its leadership structure, with a non-executive chairman position separate from the chief executive officer, provides appropriate, independent oversight of management and the Company. The non-executive chairman of the Board (1) presides at all meetings of the Board and shareholders; (2) presides during regularly held sessions with only the independent directors; (3) encourages and facilitates active participation of all directors; (4) develops the calendar of and agendas for Board meetings in consultation with the chief executive officer and other members of the Board; (5) determines, in consultation with the chief executive officer, the information that should be provided to the Board in advance of the meeting; and (6) performs any other duties requested by the other members of the Board.

        As discussed below, each member of our Board is independent other than Mr. Bonach, our chief executive officer. As CEO, Mr. Bonach, subject to the direction of the Board, is in charge of the business and affairs of CNO and is our chief policy making officer. Our Board and its committees play an active role in overseeing the Company's business. The directors bring a broad range of leadership, business and professional experience to the Board and actively participate in Board discussions. The Board believes that having a non-executive chairman and a Board comprised almost entirely of independent, non-employee directors best serves the interests of our shareholders and the Company.

Board Meetings and Attendance

        During 2016, the Board met on 12 occasions. Each director attended at least 75% of the aggregate meetings of the Board and Board committees on which he or she served. The independent directors regularly meet in executive session without the chief executive officer or any other member of management. The non-executive chairman presides at such executive sessions.

        In addition, CNO has a policy that all directors attend the annual meeting of shareholders. All of our directors attended the annual meeting of shareholders held in 2016.

Director Independence

        The Board annually determines the independence of directors based on a review by the directors. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no material relationship with CNO, either directly or as an officer, shareholder or partner of an organization that has a material relationship with CNO. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board considers the Company's Corporate Governance Guidelines, the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange in making its determination regarding independence and the materiality of any relationships with CNO. The Board has determined that all current directors other than Mr. Bonach are independent.

Board's Role in Risk Oversight

        Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company's risk profile and management's processes for managing risk. The oversight of certain risks, including those relating to the Company's capital structure and capital management is done by the full Board. The Board has delegated primary responsibility for many aspects of the Board's risk oversight to the Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee receives reports at its meetings and oversees management's processes for managing enterprise risk, including the risk management process associated with financial controls, insurance reserves, legal, regulatory and compliance risks, and the overall risk management structure, process and function. Other Board committees oversee risk management related to specific functions. The Investment Committee oversees investment and asset-liability management risk. The Human Resources and Compensation Committee oversees risks associated with our compensation programs so that incentives are not provided for inappropriate risk taking, as further discussed below.

        Our leadership strongly supports an active and engaged risk management process. CNO has established an enterprise risk management committee comprised of senior management from business units and functions throughout the Company. This enterprise risk management committee meets at least once each quarter and is chaired by the chief executive officer. CNO also has an investment and asset-liability management committee comprised of senior management from various functions and the presidents of each business segment. This committee meets at least once each quarter and is chaired by the chief investment officer. The Company has a senior vice president who is responsible for the coordination of enterprise risk management activities. Reports on different aspects of the Company's enterprise risk management are provided to the Board, to the Audit and Enterprise Risk Committee, to the Investment Committee and to other Board committees, as appropriate, on a regular basis.

        As part of its risk oversight responsibilities, the Board and its committees review policies and processes that senior management uses to manage the Company's risk exposure. In doing so, the Board and its committees review the Company's risk appetite statement, overall risk function and senior management's establishment of appropriate systems and processes for managing insurance risk, interest rate and asset-liability management risk, credit and counterparty risk, liquidity risk, operational risk and reputational risk.

Relationship of Compensation Policies and Practices to Risk Management

        The Human Resources and Compensation Committee has reviewed our compensation programs and believes that they carefully and appropriately balance risks and rewards and do not incentivize inappropriate risk taking. Our incentive plans include multiple performance measures, most of which are financial in nature, and are designed to hold employees accountable for sustained improvement in the core operating performance of the Company. We structure our pay to include both fixed and variable compensation and our variable compensation is capped at no more than two times the target opportunities. In addition, our officers' compensation aligns them with shareholder interests through equity-based awards with multiple year vesting.

Approval of Related Party Transactions

        Under the Company's written policy, transactions and agreements with related persons (directors, director nominees and executive officers or members of their immediate families, or shareholders owning five percent or more of the Company's outstanding stock) that meet the minimum threshold for disclosure in the proxy statement under applicable SEC rules (generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) must be approved by the Board or a committee comprised solely of independent directors. In considering the transaction or agreement, the Board or committee will consider all relevant factors including the business reason for the transaction, available alternatives on comparable terms, actual or apparent conflicts of interest and the overall fairness of the transaction to the Company. Any proposed transactions that might be considered a related person transaction are to be raised with the chairman of the Board or the chairman of the Governance and Nominating Committee. They will jointly determine whether the proposed transaction should be considered by the full Board (recusing any directors with conflicts) or by a Board committee of independent directors. Related person transactions are to be approved in advance whenever practicable, but if not approved in advance are to be ratified (if the Board or committee considers it appropriate to do so) as soon as practicable after the transaction. There were no related party transactions or agreements involving the Company in 2016 or to date in 2017.

        Various Company policies and procedures, including the Code of Business Conduct and Ethics and annual questionnaires completed by all company directors, officers and employees, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Any related person transactions that are identified under these additional policies and procedures are to be considered under the process described above.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding their obligations in the conduct of the Company's affairs. A copy of the Code of Business Conduct and Ethics is available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com. Within the time period specified, and to the extent required, by the SEC and the New York Stock Exchange, we will post on our website any amendment to our Code of Business Conduct and Ethics and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer (there have been no such waivers).

Corporate Governance Guidelines

        CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance and Nominating Committee, has adopted a set of Board Governance Operating Guidelines. These are reviewed by the Governance and Nominating Committee and the Board and updated periodically to reflect the Board's view of current best practices. A copy of the CNO Board Governance Operating Guidelines is available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com.

Director Stock Ownership Guidelines

        The Board has adopted guidelines regarding ownership of CNO common stock by the directors. The amounts set forth in these guidelines provide for each director to own shares of common stock with a value of at least five times his or her annual base cash compensation. Directors are given five years from the date of their initial election to reach that level of ownership. Based on the current base cash compensation for directors of $88,000 per year, the ownership guidelines call for each director to own shares with a value of at least $440,000. As of March 13, 2017, all directors who have served on the Board for at least five years met these stock ownership guidelines, and each of the other directors met, or was on track to meet, these guidelines.

Talent Management and Succession Planning

        The Board is actively involved with the Company's talent management process. At least annually, the Board reviews the Company's leadership team, which includes a detailed discussion of succession plans for the chief executive officer and other members of executive and senior management. In addition, the Board regularly discusses the Company's plans for talent development, with a focus on high potential individuals who are in the position to make the most significant contributions to the Company and to serve as its future leaders.

Communications with Directors

        Shareholders and other interested parties wishing to communicate directly with the Board or any one or more individual members (including the chairman of the Board or the non-management directors as a group) are welcome to do so by writing to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder or other interested party.

Compensation Committee Interlocks and Insider Participation

        During 2016, the directors who served on the Human Resources and Compensation Committee were the current members (Ms. Brown, Mr. Sievert, Mr. Maurer and Mr. Tokarz). None of the members of the Human Resources and Compensation Committee during 2016 is or has been one of our officers or employees. None of our executive officers serves, or served during 2016, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources and Compensation Committee.

Copies of Corporate Documents

        In addition to being available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com, we will provide to any person, without charge, a printed copy of our committee charters, Code of Business Conduct and Ethics and Board Governance Operating Guidelines upon request being made to CNO Investor Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; or by telephone: (317) 817-2893 or email: ir@CNOinc.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis ("CD&A") describes the Company's executive compensation program and explains how the Human Resources and Compensation Committee (the "Committee") made compensation decisions for the following Named Executive Officers (the "NEOs") in 2016:

Named Executive Officer	Position with the Company in 2016
Edward Bonach	Chief Executive Officer
Gary Bhojwani	President
Bruce Baude	EVP, Chief Operations & Technology Officer
Christopher Nickele	EVP, Chief Actuary
Erik Helding	EVP, Chief Financial Officer

        Mr. Bhojwani was hired on April 18, 2016, and Mr. Helding was promoted to Chief Financial Officer on April 11, 2016. Scott Perry served as Chief Business Officer until April 2016. Please see "Compensation of Former Chief Business Officer" on page 33 for additional information regarding his compensation in 2016.

EXECUTIVE SUMMARY

Our Business

        CNO Financial Group, Inc. is a Fortune 1000 company, with $4.0 billion in total revenues for the year ending December 31, 2016. CNO's insurance companies are leading providers of supplemental health insurance, life insurance and annuities to middle-income pre-retiree and retired Americans to help them protect against financial adversity and provide for a more secure retirement.

        Our vision is to become the leader in meeting Middle America's needs for financial security and readiness for the life of their retirement. Our strategic plans are focused on continuing to grow and deliver long-term value for all our stakeholders. In the last year, we have continued to see change, including innovative technology, economic shifts, the presidential election, changing regulations and increasing competition. These changes impact our associates, agents, customers and our business. In determining how to achieve the level of growth we want and need, our strategy for 2017 and beyond has evolved to position CNO to deliver products and services that best meet the growing needs of middle-income Americans in this ever-changing, dynamic environment.

2016 Business Highlights

        In 2016, CNO demonstrated continued financial strength, with solid earnings, net operating income, and growth in book value. Meaningful increases in first-year and total collected premiums were driven by strong annuity sales, expanded customer reach, and pricing discipline. Sustained quarter-after-quarter in-force policy growth and increased annuity account values indicate our ability to achieve enterprise growth through sales and the retention of satisfied customers.

        Specific results included first-year collected premiums up 12% over 2015 to $1,344.8 million, total collected premiums up 6% to $3,610.6 million, net income per diluted share up 45% to $2.01, and net operating income per diluted share up 4% to $1.47.

        We returned $258 million to shareholders in 2016, with $203 million in common stock repurchases and $55 million in common stock dividends. From the initiation of our share buyback program in 2011, we have returned over $1.9 billion to shareholders via securities repurchases and common stock dividends.

        Our financial condition and capital generation continued to be strong in 2016. Our consolidated risk-based capital ratio increased to 459%, and book value per diluted share, excluding accumulated other comprehensive income (loss)*, increased to $22.02 from $20.05 in 2015. Our debt-to-total-capital ratio, excluding accumulated other comprehensive income*, at the end of 2016, was 19.1% compared to 19.6% at the end of 2015.

        Although we realized a setback in our objective to reduce long-term care exposure by recapturing a closed block of long-term care business previously ceded to a reinsurance entity, we acted swiftly with state insurance regulators to limit uncertainty and disruption to our affected policyholders, while minimizing financial risk.

        We effectively executed on a number of key initiatives in 2016, including new product releases and solutions to improve our customer experience. We launched our in-house broker/dealer and registered investment advisor, Bankers Life Securities and Bankers Life Investment Advisors, offering our middle-market consumers a range of investment and planning solutions. Additionally, CNO made a strategic investment in Tennenbaum Capital Partners, an investment management firm with over $6 billion in committed capital under management. This non-controlling, minority interest transaction is a long-term opportunity for ownership in a growing platform, and allows for diversification of our income into alternative investments, and further utilization of our tax assets.

2016 Total Compensation Highlights

        Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The Committee has established programs and practices that align management's interests with those of the Company's shareholders, and thus help drive the creation of long-term shareholder value. We believe our compensation program supports our belief in pay for performance by providing a significant amount of compensation in the form of equity, by balancing both short- and long-term incentives that are tied to Company performance, and by delivering both fixed and variable compensation (pay-at-risk) in appropriate measure to retain and motivate our leaders, all of which are tied to our business results and market practices. In 2016, our executive compensation program consisted of:

Long-Term Incentive Compensation (LTI).    We believe performance-based equity compensation aligns our NEOs to shareholder interests and helps drive long-term shareholder value creation, while also facilitating the retention of key executive talent. In 2016, the Committee approved the following forms of equity compensation:

  •
  Annual equity awards are delivered in the form of Performance Shares ("P-Shares") and stock options (both pay-at-risk):
  –
  One half of long-term compensation value is delivered in the form of P-Shares, which only pay out in Company stock if specific levels of performance relative to Operating Return on Equity ("Operating ROE") and Relative Total Shareholder Return ("TSR") are achieved. The 2014 – 2016 grant did not achieve threshold for TSR P-Shares, but paid out 126% of target for Operating ROE P-Shares. The aggregate payout for the 2014 – 2016 P-Shares was 63%.
  –
  The other half of long-term compensation value is delivered in the form of Stock Options, which allow executives to purchase Company stock at a specific market price on the date of grant, thus encouraging executives to actions leading to long-term increases in the Company's stock price.
  –
  Mr. Bonach's 2016 long-term equity compensation comprised 65% of his total target compensation, while equity compensation made up 54% for the other current NEOs, on average.
  •
  Time-based restricted stock has also been used in certain circumstances to recognize high performance, high potential, retention of specific leaders, or as an inducement to join our Company. In 2016:
  –
  Mr. Bhojwani was granted 234,000 Restricted Shares in order to induce him to join the Company.
  –
  Mr. Baude was granted 19,824 Restricted Shares. In addition, the Committee granted Mr. Baude $800,000 to be placed in a non-qualified deferred compensation plan, $400,000 of which will vest

*
For a definition and reconciliation of this measure to the corresponding measure under generally accepted accounting principles ("GAAP"), see "Information Related to Certain Non-GAAP Financial Measures" on page 63 of this Proxy Statement.

      on June 1, 2017 and the remaining $400,000 to vest on June 1, 2018, in recognition of his contributions and to ensure retention of his skills, ability and leadership.

    –
    Mr. Nickele was granted 16,520 Restricted Shares in recognition of his continued valuable contributions.
    –
    Mr. Helding was granted 17,300 Restricted Shares in recognition of his promotion to Chief Financial Officer.

Annual Cash Incentive.    Our annual incentive plan, the "P4P" Plan, is designed to focus on and reward achievement of annual performance goals. It is the broadest of our management incentive programs, covering our NEOs and approximately 600 other key employees. All participants in the P4P plan, including our NEOs, are assigned target incentive opportunities expressed as a percentage of base salary (pay-at-risk).

  •
  In 2016, Operating EPS, Policies In-Force, GAAP Revenue, Combined In-Force EBIT and Combined Value of New Business ("VNB") were metrics for all of our NEOs.
  •
  In 2016, Mr. Bonach received an increase to his target incentive percent from 135% of his base salary to 150%, based on his leadership of the Company and to align his annual cash incentive opportunity to market competitive norms.
  •
  In 2016, P4P payouts ranged from 113.7% to 119.4% of target for our NEOs.

Base Salary.    Base salary is the only fixed component of executive compensation and makes up the smallest percentage of total compensation.

  •
  In 2016, base salary (fixed compensation) represented 14% of total target compensation for Mr. Bonach.
  •
  For the remaining NEOs, base salary represented 28% (on average) of total target compensation.
  •
  Three NEOs received a merit base salary increase in 2016 ranging from 3.1% to 5%.

        These components delivered the following compensation for our NEOs in 2016:

NEO Compensation Delivered in 2016

Named Executive Officer	January 1, 2016 Base Salary	December 31, 2016 Base Salary	% Change During 2016	2016 P4P	2016 Annual LTI Grant(1)

Edward Bonach	$1,000,000	$1,000,000	0.0%	$1,764,829	$4,607,715
Gary Bhojwani(2)	n/a	$750,000	n/a	$751,579	$4,833,325
Bruce Baude(3)	$485,000	$600,000	23.7%	$635,149	$1,203,825
Christopher Nickele	$400,000	$420,000	5.0%	$476,485	$1,146,401
Erik Helding(4)	$250,000	$400,000	60.0%	$302,946	$730,162

(1)
Expressed as the aggregate grant date fair value of stock options, performance shares and restricted stock granted in 2016.
(2)
Mr. Bhojwani was hired on April 18, 2016.
(3)
Mr. Baude received a 3.1% merit increase in February 2016 in recognition of his performance, and a $100,000 base salary adjustment on June 2016 in recognition of his valuable contributions to the Company.
(4)
Mr. Helding received a 5% merit increase in February 2016, a further 52% increase in April 2016 to bring his base salary in-line with market competitive levels and in recognition of his promotion to CFO.

Maintaining Best Practices in Executive Compensation

        The Committee strives to maintain best practices in corporate governance in our executive compensation programs. Conversely, there are several practices which we do not consider representative of good corporate governance, and therefore do not do.

What We Do

✓

Pay-for-Performance: The majority of NEO target total compensation is tied to Company, Business-segment and/or individual performance, and is therefore considered by the Company to be "Pay-at-Risk" (payouts contingent upon performance). 86% of Mr. Bonach's target total compensation is at risk, as is 72% of all other NEOs target total compensation, on average.

✓	Balanced View on Performance: We take a balanced approach to measuring our performance by using both relative and absolute performance measures in our compensation programs.

✓

Stock Ownership Guidelines: In order to align our executives with shareholder interests, our CEO and all of his direct reports (including the other NEOs) are required to maintain ownership levels in accordance with Company policy. Mr. Bonach is required to maintain ownership equal to 5x his base salary, while all other NEOs are required to maintain ownership equal to 2x their base salaries. Until the guidelines are met, the officer is required to retain ownership of not less than one-half of the net shares of CNO common stock received, after payment of applicable taxes, upon the vesting or exercise of any equity award. As of December 31, 2016, all NEOs have met or are within their allowable timeframes for meeting these guidelines.

✓

Double-Trigger Change-in-Control: All employment agreements and equity award agreements for NEOs require a qualified termination of employment in addition to a change in control of the Company in order for change in control benefits to be triggered.

✓

Strong Clawback Rights: Our P4P and LTI plans have clawback provisions that include recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data, errors, omissions or fraud.

✓

Independence of Executive Compensation Consultant (Aon Hewitt): The Committee has engaged an independent executive compensation advisor, taking SEC and NYSE guidelines into consideration. Aon Hewitt has no business or personal relationships with our NEOs or Board members.

✓	Independence of Committee members: All Committee members are independent of the Company.

✓	Ongoing Succession Planning: Throughout the year, the Committee regularly engages in in-depth discussions regarding succession planning and talent development of our executives.

✓

Strive to Understand Our Shareholders' Views on Executive Compensation: We had strong Say on Pay results from the 2016 Annual Meeting, at which approximately 99% of the votes cast were for approval of the Company's 2015 executive compensation as described in last year's proxy.

What We Do Not Do

✘	No Supplemental Executive Retirement Plans: We do not offer SERPs to our current executives.

✘	No Significant Perquisites: Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

✘	No Re-pricing of Stock Options: Re-pricing of underwater stock options without shareholder approval is prohibited (except in the event of certain permissible corporate events).

✘	No Hedging: Senior executives, including NEOs, are prohibited from hedging activities related to our equity securities, including holding shares in a margin account.

Role of the Human Resources and Compensation Committee

        The Committee determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the Committee actively monitors our executive development and succession planning activities related to our senior executives and other members of management. Currently, four members of our Board of Directors sit on the Committee, each of whom is an independent director under the New York Stock Exchange listing requirements, the exchange upon which our stock trades. From time to time, other Board members may also participate in the Committee's meetings, though these ad hoc participants do not participate in making pay decisions. The full Board of Directors receives regular reports of Committee deliberations and decisions and, at least once annually, the full Board reviews the Committee's written evaluation of the Chief Executive Officer's performance and compensation. The Committee's functions are more fully described in its charter, which can be found in the Investor Relations section of our website at www.CNOinc.com.

        In making executive compensation decisions, the Committee receives advice from its independent compensation consultant, Aon Hewitt. Although Aon Hewitt is retained directly by the Committee, Aon Hewitt personnel interact with our executive officers as needed, specifically the Chief Executive Officer, Executive Vice President of Human Resources, Executive Vice President and General Counsel and their staffs to provide the Committee with relevant compensation and performance data for our executives and the Company. In addition, Aon Hewitt personnel may interact with management to confirm information, identify data questions, and/or exchange ideas.

        As requested by the Committee, Aon Hewitt's services to the Committee in 2016 included:

  •
  providing competitive analysis of total compensation components for our senior executive officers, including our NEOs;

  •
  researching and presenting competitive and emerging compensation practices and regulatory issues;

  •
  attending Committee meetings, in person and telephonically; and

  •
  reviewing and evaluating changes to the executive compensation philosophy and proposed plan changes.

        The Committee has the authority under its charter to retain outside consultants or other advisors. Part of that decision process is an assessment of the advisors' independence. Relative to Aon Hewitt's independence the Committee took into account the independence factors determined by the SEC and NYSE. Included in the assessment the Committee took into consideration that for 2016, management determined to engage Aon Risk Services to assist in the placement of an Agents Errors and Omissions policy. Aon Risk Services received an estimated commission of $200,000 from the carrier of the insurance policy. Aon Risk Services and Aon Hewitt are subsidiaries of Aon plc operating under separate management structures. The Committee considered that the brokerage services were provided by a related Aon plc entity noting that the estimated commission of $200,000 was less than .01% of Aon plc's revenues and that Aon Hewitt and Aon Risk Services are separately managed subsidiaries of Aon plc. Fees paid by CNO to Aon Hewitt for executive compensation advisory services were $163,682 in 2016. The Committee determined Aon Hewitt to be independent.

        In making its decisions, the Committee collects and considers input from multiple sources. The Committee may ask senior executive officers to attend Committee meetings where executive compensation, overall and individual performance are discussed and evaluated. During these meetings, executives provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from Aon Hewitt, members of management and other Board members. However, only the members of the Committee make decisions regarding executive compensation. In the case of the Chief Executive Officer's compensation, these decisions are submitted to the full Board for its review and approval.

Philosophy and Objectives

Philosophy

        The Committee, which is comprised solely of independent, non-employee Directors, has developed a philosophy and a comprehensive compensation strategy to reward overall and individual performance that drives long-term success for our shareholders.

        Our compensation philosophy consists of the following guiding principles:

  •
  Pay for Performance:    Rewards will be differentiated based on company, business segment and individual performance.

  •
  Target Total Rewards Position:    The overall rewards will be competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.

  •
  Relevant Comparator Group:    We will utilize a relevant comparator group of companies in the insurance/financial services industry and general industry where appropriate, taking both asset size and revenue into consideration, which includes the best available data for comparison with our peers and companies with which we compete for executive talent.

Pay for Performance Objectives

        The Committee strives to provide a clear reward program that allows us to attract, motivate and retain seasoned executive talent with the significant industry experience required to continue to improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:

  •
  reward sustainable operational and productivity improvements. This means that (1) we set performance goals under our P4P plan at targeted performance levels for key financial metrics, and (2) we set multi-year performance goals for our P-Share (performance share) awards;

  •
  align the interests of our executives with those of our shareholders by rewarding shareholder value creation;

  •
  integrate with the Company-wide annual performance management program of individual goal setting and formal evaluation;

  •
  provide for discretion to make adjustments and modifications based upon how well individual executives meet our performance standards for expected achievement of business results, as well as uphold our values and leadership behaviors; and

  •
  offer the opportunity to earn additional compensation when overall and individual performances exceed expectations.

Target Total Rewards and Selection of the Comparator Groups

        In setting target executive compensation opportunities, the Committee looks at Base Salary, Total Annual Cash (which is comprised of base salary and target cash incentives) and Total Direct Compensation (which is the sum of Total Annual Cash and long-term incentives). Our long-term incentives may include a combination of P-Shares, stock option awards, as well as restricted share awards. The Committee intends to compensate our executives at approximately the 50th percentile (meaning within a range of +/- 15% of the 50th percentile dollar value) for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.

        The Committee assesses "competitive market" compensation annually using a number of sources. In determining the competitive compensation levels, at the recommendation of the independent compensation consultant, the Committee reviews targeted proxy data from a select group of peer companies identified below for the NEOs, and also compares our other executives to the Diversified Insurance Study published by Willis Towers Watson. Both of these sources provide a much more focused analysis of very specific industry peers with whom the Company competes for talent. We continued to use our peer companies for the NEOs as the relevant comparator group and all other executives have been compared to the Willis Towers Watson Diversified Industry Study in 2016.

Peer Companies:

Arch Capital Group Ltd.	Genworth Financial, Inc.
The Hanover Insurance Group, Inc.	Kemper Corporation
Horace Mann Educators Corporation	Lincoln National Corporation
Primerica, Inc.	Principal Financial Group, inc.
Voya Financial, Inc.	Reinsurance Group of America, Incorporated
Aflac Incorporated	Torchmark Corporation
American Financial Group, Inc.	Universal American Corp.
Assurant, Inc.	Unum Group
Cincinnati Financial Corporation

        Although aggregate pay levels are generally consistent with our compensation philosophy, it is possible that pay levels for specific individuals may be above or below the targeted competitive benchmark levels based on a number of factors including: each individual's role and responsibilities within our Company, the individual's experience and expertise, the pay levels for peers within the Company, and the pay levels for similar job functions in the marketplace. The Committee is responsible for approving all compensation programs for our senior executive officers. In determining executive compensation, the Committee considers all forms of compensation and benefits, and uses appropriate tools — such as tally sheets and market studies — to review the value delivered to each executive through each component of compensation.

        These tools provide a vehicle for the Committee to examine external market practices and compare them to our internal evaluations and decisions. Our tally sheets capture and report:

  •
  Competitive external market data on a base salary, Total Annual Cash and Total Direct Compensation basis;

  •
  Individual Total Annual Cash compensation including annual salary, target bonus opportunity, and actual bonus paid;

  •
  Long-term equity grants and their vesting status and value at a hypothetically established share price; and

  •
  Employment agreement terms and conditions.

        Competitive market data is used as a reference point, and we avoid automatic adjustments based on annual competitive benchmarking data, since we believe a given executive's compensation should also reflect Company-specific factors such as: the relative importance of the role within the organization, the compensation for other positions at the same level, and individual factors such as experience, expertise, and individual performance.

        In addition to the objective review of external factors, the Committee also considers internal equity among colleagues when determining executive compensation levels. This means that, although the Committee examines competitive pay data for specific positions, market data is not the sole factor considered in setting pay levels. The Committee also considers factors such as our organizational structure and the relative roles and responsibilities of individuals within that structure. The Committee believes that this approach fosters an environment of cooperation among executives that enhances sales growth, profitability and customer satisfaction.

        Realized total compensation in any year may be significantly above or below the target compensation levels depending on whether our incentive goals were attained and whether shareholder value was created. In some cases, the amount and structure of compensation results from negotiations with executives at the time they were hired, which may reflect competitive pressures to attract and hire quality executive talent in the insurance industry. To help attract and retain such talent, the Committee also seeks to provide a level of benefits in line with those of comparable publicly traded companies without matching such benefits item by item.

Compensation Components

        Our compensation program is composed of the following components:

Executive Compensation Components

Type of Compensation	Component	Description	Why We Pay This Component	How We Determine Amount	2016 Key NEO Decisions

Fixed Pay	Base Salary	Fixed Cash Compensation May be adjusted each year based on individual performance and relevant market data	To attract, motivate and retain top talent	Established using market data targeting the 50th percentile of market

Adjusted up or down to reflect factors such as scope of position, responsibilities, experience level, unique skills and competencies

Merit base salary increases for NEOs ranged from 0% – 5.0%

Pay-At-Risk (Annual)	Annual Cash Incentive (P4P)	Variable Cash Compensation Earned based on Company, business segment and individual, financial and operational performance	To incentivize achievement of annual financial and operational performance goals	Established using market data targeting the 50th percentile of the market Target incentive opportunities are expressed as a percentage of base salary	Mr. Bonach received an increase to his target incentive percent to 150% of his base salary in recognition of his leadership of the Company and to align with competitive market norms

P4P payouts ranged from 113.7% to 119.4%, based on achievement against core performance metrics

Pay-At-Risk (Long-Term)	Performance Share Units (P-Shares)	Equity Compensation

Earned based on achievement of performance goals at the end of a three-year performance period

Realizable value is variable based on long-term Company performance and stock price appreciation

To focus management on long-term Company performance

To balance the short-term focus of P4P by tying rewards to performance achieved over multi-year periods

To align the interests of management with shareholders

The Committee establishes annual targets for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential and other individual considerations

One-half of the total annual value of the equity award was granted in the form of P-Shares

P-Shares were bifurcated (50%/50%) based on achievement of goals relative to (1) Operating ROE and (2) Relative TSR

Stock Options	Equity Compensation Time-vested awards which generally vest over three years Realizable value is variable based on long-term stock price appreciation	To balance the short-term focus of P4P by tying rewards to performance achieved over multi-year periods

To focus management on long-term stock price appreciation

To align the interests of management with shareholders

The Committee establishes annual targets for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential and other individual considerations

Stock Options account for 50% of the annual target from a grant value perspective

One-half of the total annual value of the equity award was granted in the form of Stock Options

Stock options granted generally vest in equal installments on the 2nd and 3rd years from the anniversary of the grant date

Restricted Stock	Equity Compensation

Time-vested awards which generally vest over three years

Realizable value is variable based on long-term stock price appreciation

Restricted stock awards are not generally part of the annual grant, but are used in limited circumstances

To encourage retention and reward for exceptional performance and/or potential

To balance the short-term focus of P4P by tying rewards to performance achieved over multi-year periods

To align the interests of management with shareholders

The Committee may grant restricted stock awards to attract key talent, to enhance retention of key talent, and/or to recognize outstanding performance and or potential among our leaders	The Committee granted restricted stock awards to four NEOs during 2016:

•

To Mr. Bhojwani to induce him to join the Company;

•

To Mr. Baude in recognition of continued valuable contributions;

•

To Mr. Nickele in recognition of continued value contributions;

•

To Mr. Helding in recognition of his promotion to CFO.

        The table below summarizes information about the target level of 2016 Total Annual Cash (TAC) and Total Direct Compensation (TDC) for our NEOs. This table differs from the Summary Compensation Table on page xx in that values generally represent target amounts and equity grants which are part of our normal long-term incentive program for 2016 only. Further detail about these compensation components can be found later in this section.

Summary of Components of TDC in 2016 at Target(1)

Named Executive Officer	Base Salary	Target Incentive (% of Salary)	Target Total Annual Cash	Stock Option Value(2)(3)	P-Share Value(2)	Restricted Share Value(2)	Total LTI Value(2)	Target TDC(4)
Edward Bonach	$1,000,000	150%	$2,500,000	$2,090,778	$2,516,937	$—	$4,607,715	$7,107,715
% Change vs. 2015	0%		6%				–10%	–5%
% of TDC	14%		35%				65%

Gary Bhojwani	$750,000	125%	$1,687,500	$520,705	$—	$4,312,620	$4,833,325	$6,520,825
% Change vs. 2015	n/a		n/a	n/a		n/a	n/a	n/a
% of TDC	12%		26%	8%		66%	74%

Bruce Baude	$600,000	100%	$1,200,000	$390,122	$469,161	$344,541	$1,203,824	$2,403,824
% Change vs. 2015	24%		24%				18%	19%
% of TDC	25%		50%				50%

Christopher Nickele	$420,000	100%	$840,000	$390,122	$469,161	$287,118	$1,146,401	$1,986,401
% Change vs. 2015	5%		5%				25%	16%
% of TDC	21%		42%				58%

Erik Helding	$400,000	75%	$700,000	$303,152	$113,736	$313,274	$730,162	$1,430,162
% Change vs. 2015	60%		87%				135%	109%
% of TDC	28%		49%				51%

(1)
Annual Incentive expressed as Target levels as of award date; value of equity expressed as grant date fair value.
(2)
Represents stock option, performance share and restricted share aggregate grant date fair values granted in 2016; actual value realized will depend on stock price appreciation and achievement of performance metrics at time of vesting. Valuation methodology is discussed later in this proxy statement.
(3)
The amounts shown for the 2016 stock option grants reflect the grant date fair value in accordance with ASC 718. See the explanation in the Impact of Tax and Accounting on Compensation section.
(4)
Target TDC includes Target TAC and the Total LTI Value provided at the time of the annual grant.

        In delivering total direct compensation to our NEOs, the Company provided both fixed (base salary) and variable (cash and equity incentives) compensation to the NEOs in 2016. The vast majority of compensation awarded to NEOs in 2016 is at risk to the executive because the compensation value that is actually paid may vary from the target compensation value that was awarded by the Compensation Committee and the payment is dependent on Company, business segment and individual performance. The amount of total target compensation at risk was significantly more than the amount of base salary. Also, the majority of total target compensation awarded in 2016 to each NEO was in the form of equity. The following charts show each element of 2016 target NEO compensation, including the mix of short-term and long-term incentives, as well as the amount of "Pay-at-Risk" for the CEO and for the other NEOs (on average — excluding Mr. Bhojwani):

CEO	All Other NEOs(1)
(1)
All other NEO chart above excludes Mr. Bhojwani because his first year compensation is not indicative of intended ongoing pay mix.

Base Salaries

  Strategy

        Although the Committee begins by targeting the 50th percentile of the competitive market, base salaries may range from the 25th percentile (for recently promoted employees or those who otherwise have less experience in the current position) to the 75th percentile (for high performers with significant industry experience) of the competitive market data.

        In 2016, the Committee increased Mr. Helding's base salary by approximately 52% (to $400,000) in recognition of his promotion from SVP, Treasury & Investor Relations to Chief Financial Officer in April of 2016. In addition, the Committee increased Mr. Baude's base salary by 20% (to $600,000) in June of 2016, in recognition of his continued valuable contributions to the Company.

  2016 Merit Increases

        Annual reviews of executives' base salaries consider numerous factors, including:

  •
  Current base salary;
  •
  Job responsibilities;
  •
  Impact on the development and achievement of our strategic initiatives;
  •
  Competitive labor market pressures;
  •
  Company performance for the prior 12 months;
  •
  Individual performance for the prior 12 months, as expressed in the executive's performance review; and
  •
  Salaries paid for comparable positions within our relevant comparator group.

        No specific weighting of these factors is used. However, given our desire for a performance-based culture, the Committee's use of discretion generally results in increases for our top performers and little or no increases in base salary for average or lower performing employees.

        There is no expectation on the part of the Committee for senior executives to receive base salary increases annually. The Committee awarded a base salary increase to three of the NEOs in addition to most of the other executives in February 2016. Mr. Baude received a 3.1% merit increase, while Mr. Helding received a 5.0% merit increase (prior to his promotion to Chief Financial Officer), to reflect their overall performance and base salary in relation to the market pay level for their positions. Mr. Nickele received a 5.0% merit increase to reflect his overall performance.

Annual Cash Incentives

  Strategy

        Our annual incentive plan, the "Pay for Performance" Plan (P4P) is the broadest of our management incentive programs, covering our NEOs and other key employees. All participants in the P4P plan, including our NEOs, are assigned target incentive opportunities expressed as a percentage of base salary.

  2016 Pay for Performance (P4P) Plan Design

        During February 2016, the Committee reviewed the P4P plan design for 2016 in order to ensure alignment between shareholder and participant interests, to keep senior executives focused on the financial performance of the enterprise, to improve alignment with financial metrics that participants influence and to select operational/business metrics that drive financial success. This review was accomplished by focusing on the selection of appropriate performance metrics and the determination of performance levels which would contribute to financial success. As a result of this review, most performance metrics and weightings remained the same. Metrics which continued to be part of 2016 incentive plans applicable to NEOs included:

  •
  Operating Earnings Per Share (EPS), defined as operating income (net of tax) divided by the weighted average number of diluted shares outstanding. Operating earnings exclude the impact of realized gains (losses), loss on extinguishment or modification of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivatives related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, changes to our valuation allowance for deferred taxes and other non-operating items consisting primarily of earnings attributable to variable interest entities. The Committee believes Operating EPS is a key measure of our operating performance, is less impacted by events that are unrelated to the underlying fundamentals of the business and is directly impacted by management during the calendar year.

  •
  Combined and/or Business Segment In-force Earnings Before Interest and Taxes (EBIT), where Combined In-force EBIT is the sum of individual business segment In-force EBIT. In-force EBIT includes pre-tax revenues and expenses associated with the sales of insurance products that were completed more than one year before the end of the reporting period, but excludes the impact of realized gains (losses), and fair value changes due to fluctuations in the interest rates used to discount embedded derivatives related to our fixed index annuities. In the Committee's view, this metric enhances line of sight for our operating management and increases their focus on improving the longer-term core profitability of our operations. In-force EBIT excludes the impacts of activities related to the generation of New Business.

  •
  Combined and/or Business Segment Value of New Business (VNB), which calculates the present value of expected profits from product sales. The selection of VNB is based on the Committee's desire to have a focus on growing through sales of profitable products as opposed to rewarding only top-line sales growth.

  •
  GAAP Revenue, which is defined as reported revenue in CNO's 10-K, after elimination of items that are considered to be non-operating in nature (such as realized gains (losses)) and revenues that are offset by corresponding expenses (such as revenues related to call options associated with our fixed indexed annuities, the rabbi trust related to a deferred compensation plan and the transitional services agreement relating to the sale of a former subsidiary).

        To better reflect CNO's strategic focus toward customer growth a new metric was added for 2016:

  •
  Policies In-Force, which is defined as the number of policies for which a reserve has been established (and third party counts for policies sold by Bankers agents). This metric not only aligns P4P participants to CNO's strategic focus on customer growth, but also retention and persistency, as well as external stakeholders' expectations in this important growth area for the Company.

        Our P4P plan design rewards a threshold level of financial performance which corresponds to 50% of a target payout; target level of performance which provides 100% of target payout; and a maximum level of performance which provides a payout of 200% of target. Any payout between these financial performance goals is determined through straight line interpolation between the appropriate levels of performance. Consistent with our compensation philosophy, target annual incentive levels are established to generate Total Annual Cash compensation at competitive market median levels.

        Although we have a large net operating loss carry-forward, the Committee continues to administer the P4P and long-term incentive plans so that payments qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. However, the Committee does reserve the right to make awards that do not qualify as "performance-based compensation" under Section 162(m) to the extent it deems it advisable to do so.

        The table below summarizes the 2016 financial metrics and weightings for our NEOs under the P4P plan.

Summary of 2016 P4P Metrics and Weightings for NEOs

	Named Executive Officer

Performance Measures	Edward Bonach	Gary Bhojwani	Bruce Baude	Christopher Nickele	Erik Helding
Operating EPS	40%	30%	30%	25%	40%
Policies In-Force	10%	10%	10%	10%	10%
GAAP Revenue	20%	20%	20%	20%	20%
Combined In-Force EBIT	20%	20%	20%	25%	20%
Combined VNB	10%	20%	20%	20%	10%

  2016 P4P Plan Performance Goals and Results

        The primary purpose of P4P is to reward for core annual operating performance. Under the terms of the Pay For Performance Plan (P4P Plan) as approved by shareholders, the Committee has the authority to adjust performance goals or results for various items as the Committee determines to be required to properly reflect the year's operating results.

        The Committee takes into account a number of factors in setting incentive performance targets as well as the threshold and maximum levels. These factors include company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations. The Committee believes that the range of performance goals for the P4P metrics provide appropriate stretch. After reviewing all of these factors, the Committee determined that all of the participants with corporate measures would have the same threshold and maximum performance levels.

        The table below provides a summary of 2016 performance targets and actual results for our NEOs under the P4P plan.

Summary of 2016 P4P Performance Targets and Actual Results for NEOs

Performance Targets

Performance Measures	Threshold	Target	Maximum	2016 Results
Operating EPS	$1.35	$1.42	$1.55	$1.47
Policies In-Force	3,475.0 MM	3,553.7 MM	3,650.0 MM	3,505.2 MM
GAAP Revenue	$3,750.0 MM	$3,922.8 MM	$4,100.0 MM	$3,884.0 MM
Combined In-Force EBIT	$625.0 MM	$650.8 MM	$700.0 MM	$676.0 MM
Combined VNB	$75.0 MM	$85.5 MM	$96.0 MM	$82.1 MM

        The table below provides the threshold, target and maximum payouts for 2016 for each of our NEOs under the P4P plan.

Summary of 2016 P4P Opportunities for NEOs

Named Executive Officer	Threshold Payout (% of Salary)	Target Payout (% of Salary)	Maximum Payout (% of Salary)

Edward Bonach	75.0%	150%	300%
Gary Bhojwani	62.5%	125%	250%
Bruce Baude	50.0%	100%	200%
Christopher Nickele	50.0%	100%	200%
Erik Helding	37.5%	75%	150%

        The table below sets forth the actual bonuses paid out for 2016 to the NEOs pursuant to our P4P plan.

2016 P4P Target and Actual Bonuses

Named Executive Officer	Target Amount	Actual Amount

Edward Bonach	$1,500,000	$1,764,829
Gary Bhojwani	$937,500	$751,579
Bruce Baude	$600,000	$635,149
Christopher Nickele	$420,000	$476,485
Erik Helding[1]	$300,000	$302,946

1
Mr. Helding's Actual Amount represents a prorated payout due to his mid-year promotion

Long-term Equity Incentives

  Design and Strategy

        Under the Amended and Restated Long-Term Incentive Plan, the Committee may grant a variety of long-term incentive awards, including stock options, stock appreciation rights, restricted stock or restricted stock units, and performance shares or units, settled in cash or stock.

        Unless otherwise noted, grants to our NEOs have vesting schedules identical to those for other executives. To be eligible to vest in long-term equity incentive awards, associates must continue to work for us through the vesting dates or satisfy the definition of Retirement.

        The Committee assesses aggregate share usage and dilution levels in comparison to general industry norms. Through this method, the Committee believes it is mindful of total cost, grants awards that are competitive within the market, promotes internal equity and reinforces our philosophy of pay for performance.

        The Committee reviews and approves individual grants for the NEOs as well as all stock options, performance share (P-Share) grants and any restricted share awards made to other executives under the purview of the Committee. Annual grants for all officers are reviewed and approved at the Committee's scheduled meeting at approximately the same time each year. Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant (Fair Market Value). Interim or off-cycle grants are reviewed and approved by the Committee as circumstances warrant. The Chief Executive Officer has been authorized by the Committee to utilize a designated number of shares each year to grant equity awards to non-Section 16 executives to attract, reward, motivate and/or retain such employees, as deemed appropriate by the CEO. Such awards are regularly reviewed by the Committee.

  Equity Grants in 2016

        The Committee established the annual target for all long-term equity incentive grants based on competitive market data. The approach was intended to deliver median Total Direct Compensation using a combination of stock options and P-Shares. In the 2016 annual grant, the Committee used a 30-day average of our stock price to calculate the number of shares granted to each executive and continued to use a Black-Scholes valuation model.

        In 2016, the Committee continued the mix of award grants of 50% stock options and 50% P-Shares. This mix of long-term equity incentives focuses solely on performance elements and better aligns our long-term compensation with generating shareholder value. The P-Shares awarded in 2016 payout for threshold-level performance at 50% of the target award, and the up side opportunity for maximum performance was 200% of the target award. Dividends are paid on previously granted shares of restricted stock prior to vesting, and dividend equivalents are paid on P-Shares upon vesting.

        The table below shows the annual equity awards granted to our NEOs in 2016.

2016 Annual Equity Grants

	2016 Equity Grant

Named Executive Officer	Stock Options(1)	Performance Shares	Restricted Shares
Edward Bonach	382,653	123,926	—
Grant Date Fair Value	$2,090,778	$2,516,937	—
Gary Bhojwani(2)	90,600	—	234,000
Grant Date Fair Value	$520,705	—	$4,312,620
Bruce Baude(3)	71,400	23,100	19,824
Grant Date Fair Value	$390,122	$469,161	$344,541
Christopher Nickele(4)	71,400	23,100	16,520
Grant Date Fair Value	$390,122	$469,161	$287,118
Erik Helding(5)	53,600	5,600	17,300
Grant Date Fair Value	$303,152	$113,736	$313,274

(1)
The amounts shown for the 2016 stock option grants reflect the aggregate grant date fair value in accordance with ASC 718. See the explanation in the Impact of Tax and Account on Compensation section below.

(2)
Mr. Bhojwani's 2016 grant was a new hire grant made to induce him to join the Company.

(3)
Mr. Baude's 2016 grant included a Restricted Share grant in recognition of his continued valuable contributions.

(4)
Mr. Nickele's 2016 grant included a Restricted Share grant in recognition of his continued valuable contributions.

(5)
Mr. Helding's 2016 grant included an additional grant of Stock Options and Restricted Shares in recognition of his promotion to Chief Financial Officer in 2016.

Long-Term Incentive Program Performance for Awards Granted in 2014, 2015 and 2016

  2014 – 2016 P-Share Performance

        P-Shares for the 2014 – 2016 grant were bifurcated between three-year average Operating ROE and relative TSR over the performance period. The Committee believed that the combination of the two metrics would focus the management team on improving long-term earnings growth and creating value for shareholders. For the 2014 – 2016 grant, we intended to deliver compensation at the 50th percentile of the relevant comparator group at target performance. At the end of the performance period (December 31, 2016), the Company achieved a three-year average Operating ROE of 9.64% (the target was 9.25%), and a three-year average TSR performance result of 5.3%, which fell below the 25th percentile of our peer companies. The TSR P-Share results were below threshold performance and the Operating ROE P-Share grant was achieved above target. Accordingly, 0% of the TSR P-Shares and 126% of the three-year average Operating ROE P-Shares vested from this grant.

        The table below shows actual Operating ROE P-Share vesting for NEOs related to the 2014 – 2016 award.

2014 – 2016 Operating ROE P-Share Award Vesting for NEOs in 2016

Named Executive Officer	Operating ROE P-Shares Granted	P-Share Opportunity Earned (% of Target)	P-Shares Vested

Edward Bonach	29,650	126%	37,359
Bruce Baude	5,740	126%	7,232
Christopher Nickele	6,695	126%	8,435
Erik Helding	1,820	126%	2,293

Note: Mr. Bhojwani was not employed by the Company and Mr. Helding was not an executive officer at the time of the 2014 – 2016 P-Share Grant.

  2015 – 2017 and 2016 – 2018 P-Share Performance Metrics and Targets

        The 2015 – 2017 grant was bifurcated between three year average Operating ROE, with a 9.43% target for the CEO and a 9.25% target for all other NEOs, and relative TSR for our comparator group, targeting the 50th percentile for target performance.

        The 2016 – 2018 grant was bifurcated between three year average Operating ROE, with a 9.5% target, and relative TSR for our comparator group, targeting the 50th percentile for target performance.

        Continuing the use of relative Total Shareholder Return in the 2015 – 2017 and 2016 – 2018 grants provides an incentive to CNO executives to deliver shareholder value by outperforming our peers. The Company's relative TSR will be ranked for the 2015 – 2017 performance period against the following TSR performance peers, derived from common industry companies and those companies with competing products:

  2015 – 2017 TSR Performance Peers (1)

Aflac, Inc.	Metlife, Inc.
American Financial Group, Inc.	Principal Financial Group, Inc.
Assurant, Inc.	Prudential Financial, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America Incorporated
Genworth Financial, Inc.	Torchmark Corporation
Kemper Corporation	Universal American Corp.
Lincoln National Corp.	Unum Group
(1)
Phoenix Companies and StanCorp Financial were acquired during the performance period and were deleted from the peer group.

        The Company's relative TSR will be ranked for the 2016 – 2018 performance period against the following TSR performance peers, derived from common industry companies and those companies with competing products:

  2016 – 2018 TSR Performance Peers (1)

Aflac, Inc.	Kemper Corporation
American Financial Group, Inc.	Lincoln National Corp.
Arch Capital Group	Metlife, Inc.
Assurant, Inc.	Primerica, Inc.
Cincinnati Financial Corporation	Principal Financial Group, Inc.
Genworth Financial, Inc.	Prudential Financial, Inc.
Hanover Insurance Group, Inc.	Reinsurance Group of America. Incorporated
Hartford Financial Services	Torchmark Corporation
Horace Mann Educators	Unum Group
Voya Financial, Inc.
(1)
Any company in the peer group that is acquired during the performance period will be deleted from the peer group.

        The table below shows the opportunities for NEOs related to P-Share vesting, depending on the level of performance achieved in relation to the associated grant metrics.

2015 – 2017 and 2016 – 2018 P-Share Opportunities for NEOs

Named Executive Officer	Threshold (as a % of Granted P-Shares)	Target (as a % of Granted P-Shares)	Maximum (as a % of Granted P-Shares)

Edward Bonach	50.0%	100%	200%
Gary Bhojwani[1]	N/A	N/A	N/A
Bruce Baude	50.0%	100%	200%
Christopher Nickele	50.0%	100%	200%
Erik Helding	50.0%	100%	200%

1
Mr. Bhojwani was not employed by the Company at the time of these grants.

Benefits

        Our NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time employees. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance. We do not offer any supplemental executive health and welfare programs. Executives may also participate in our 401(k) Plan. The Company also has a non-qualified deferred compensation plan. This plan is primarily intended as a "restoration" plan, giving participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. At present, we do not make annual contributions to the non-qualified deferred compensation plan in addition to the amounts contributed by our executives.

Compensation of Former Chief Business Officer

        Mr. Perry's base salary, target incentive, and equity compensation awards for fiscal 2016 were determined in accordance with the compensation philosophy described above, including the policy of targeting our compensation within our "competitive market" as described above.

        Based upon the competitive placement of his compensation relative to his peers in the market, Mr. Perry did not receive a base salary increase or change to his target annual incentive opportunity in 2016. Through the additional delivery of equity in both stock options and performance shares, the Committee sought to strengthen the alignment of Mr. Perry's total compensation level with the interests of our shareholders.

        Mr. Perry's employment with the Company ended on April 11, 2016. Pursuant to the terms of his employment agreement, Mr. Perry received a payment of $1,332,248 in connection with his termination, representing one year of base salary, one year of P4P at target, and a prorated 2016 P4P bonus based on actual results.

Additional Information

Prohibition against Trading in Derivatives

        It violates our policy for any senior personnel to purchase, sell or engage in any other transaction involving any derivative securities or hedging related to any of our equity securities. This prohibition does not, however, apply to any exercise of our stock options pursuant to our Amended and Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.

  Clawback Rights

        Our Amended and Restated Long-Term Incentive Plan contains a clawback provision relating to our long-term equity awards: stock options, P-Shares and restricted stock. Under this clawback provision, if our financial statements are required to be restated as a result of errors, omissions, or fraud, the Committee may, at its discretion, based on the facts and circumstances surrounding the restatement, direct the recovery of all or a portion of an equity award from one or more executives with respect to any fiscal year in which our financial results are negatively affected by such restatement. To do this, we may pursue various ways to recover awards from one or more executives: (1) seek repayment from the executive; (2) reduce the amount that would otherwise be payable to the executive under another benefit plan; (3) withhold future equity grants, bonus awards, or salary increases; or (4) take any combination of these actions.

        Our Pay for Performance (P4P) Plan contains recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data.

  Impact of Tax and Accounting on Compensation Decisions

        As a general matter, the Committee considers the various tax and accounting implications of our compensation vehicles.

        When determining amounts of long-term equity incentive grants to executives and employees, the Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge that is reflected in our financial statements.

        Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the next three highest compensated officers excluding the Chief Financial Officer. Exceptions are made for qualified performance-based compensation, among other things. It is the Committee's policy to maximize the effectiveness of our executive compensation plans in this regard. However, the Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Committee may make pay decisions (such as the determination of the Chief Executive Officer's base salary) that result in compensation expense that is not fully deductible under Section 162(m). Despite our large net operating loss carry-forward, the Committee continues to administer our incentive plans so that payments qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

  Termination and Change in Control Arrangements

        Under the terms of award agreements under our equity-based compensation plans and under our employment agreements, the NEOs are entitled to payments and benefits upon the occurrence of specified events including termination of employment for various reasons. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in the section entitled "Potential Payments Upon Termination or Change in Control" on page 45. The terms of these arrangements were set through the course of employment agreement negotiations with each of the NEOs, with an emphasis on internal consistency. The potential payments upon a change in control for the CEO and his direct reports are three times and two times, respectively, their annual base salary plus target bonus, to align with market best practices. A double trigger, both CIC and termination, continues to be required before CIC payments are made.

        The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns when the NEOs were recruited. Providing those individuals with a fixed amount of compensation offset the potential risk of leaving their prior employer or foregoing other opportunities in order to work for us. At the time of entering into these arrangements, the Committee considered our aggregate potential obligations in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Compensation Committee Report

        The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based on the Committee's review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors, who comprise the Committee:

  Frederick J. Sievert, Chair
  Ellyn L. Brown
  Daniel R. Maurer
  Michael T. Tokarz

Summary Compensation Table for 2016

        The following Summary Compensation Table sets forth compensation paid to (i) our chief executive officer, (ii) our chief financial officer, (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2016 and (iv) our former chief business officer (collectively, the "Named Executive Officers") for services rendered during 2016, 2015 and 2014.

SUMMARY COMPENSATION TABLE FOR 2016

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Edward Bonach	2016	$1,000,000	$—	$2,516,937	$2,090,778	$1,764,829	$66,377	$7,438,921
Chief Executive Officer	2015	1,000,000	—	2,052,722	3,065,884	1,070,279	37,753	7,226,638
	2014	1,000,000	—	1,215,057	1,595,076	2,078,100	22,745	5,910,978
Gary Bhojwani(6)	2016	517,307	—	4,312,620	520,705	751,579	74,843	6,177,054
President
Bruce Baude	2016	559,487	800,000	813,702	390,122	635,149	28,683	3,227,143
Chief Operations &	2015	497,500	—	458,757	557,522	428,874	11,534	1,954,187
Technology Officer	2014	483,334	—	235,225	308,796	744,215	10,698	1,782,268
Christopher Nickele	2016	416,667	—	756,278	390,122	476,485	28,488	2,068,040
Chief Actuary	2015	400,000	—	358,595	557,522	335,232	23,350	1,674,699
	2014	398,392	—	424,497	360,198	573,590	21,891	1,778,568
Erik Helding(7)	2016	357,813	—	427,010	303,152	302,946	16,289	1,407,210
Chief Financial Officer
Scott Perry(8)	2016	187,613	—	536,184	445,854	182,248	1,182,951	2,534,850
Former Chief Business	2015	575,000	—	537,983	836,229	482,948	21,904	2,454,064
Officer	2014	573,583	—	391,974	514,558	719,701	16,453	2,216,269

(1)
The amount in this column for Mr. Baude in 2016 represents a Company contribution to his account in the CNO deferred compensation plan. One half of that contribution vests on June 1, 2017 and the balance vests on June 1, 2018. Amounts paid to the Named Executive Officers under the Company's Pay for Performance Incentive Plan are included in the column "Non-Equity Incentive Plan Compensation."

(2)
This column represents the aggregate grant date fair value of restricted stock and performance share awards, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. See the Grants of Plan-Based Awards table for information on awards made in 2016. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers. The amounts in this column for 2016 include the grant date value of performance share awards based on the targeted amounts for each of the Named Executive Officers (other than Mr. Bhojwani, who joined the Company after such awards were granted). Under the terms of those performance share awards, the officers are entitled to receive 200% of the targeted number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the performance share awards made in 2016, the aggregate grant date value of the awards shown in this column would be as follows: Mr. Bonach, $5,033,874; Mr. Bhojwani, $4,312,620; Mr. Baude, $1,282,863; Mr. Nickele, $1,225,440; Mr. Helding $540,746; and Mr. Perry, not applicable. As noted below, the performance share awards for Mr. Perry were cancelled upon the termination of his employment.

(3)
This column represents the aggregate grant date fair value of stock options granted to each of the Named Executive Officers, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the

  2016 grants, refer to Note 11 of the CNO financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2016, refer to the note on stockholders' equity and stock-related information to the CNO financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards table for information on options granted in 2016 and see Impact of Tax and Accounting on Compensation Decisions for additional discussion. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
This column represents the dollar amount of payments made after year end to the Named Executive Officers based on performance for the specified year with respect to the targets established under the Company's Pay for Performance (P4P) Incentive Plan.

(5)
For 2016, the amounts reported in this column represent the amounts paid for: (i) group life insurance premiums; (ii) Company contributions to the 401(k) Plan; (iii) dividends paid on unvested shares of restricted common stock and dividend equivalents paid upon vesting of performance share awards; (iv) severance; (v) spousal travel; and (vi) amounts paid as reimbursement for taxes paid on amounts related to spousal travel.

  The table below shows such amounts for 2016 for each Named Executive Officer:

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Dividends	Severance	Spousal Travel	Tax Reimbursement
Edward Bonach	$2,772	$7,950	$45,555	$—	$6,342	$3,758
Gary Bhojwani	368	7,950	56,160	—	6,857	3,508
Bruce Baude	966	7,950	19,767	—	—	—
Christopher Nickele	1,806	7,950	18,732	—	—	—
Erik Helding	369	7,950	7,970	—	—	—
Scott Perry	322	7,950	18,535	1,150,000	3,363	2,781
(6)
Mr. Bhojwani became President of CNO on April 18, 2016.

(7)
Mr. Helding became an executive officer of CNO upon his promotion to Chief Financial Officer on April 11, 2016.

(8)
Mr. Perry served as Chief Business Officer of CNO until April 11, 2016. The unvested stock awards made to Mr. Perry during 2014 – 2016 were cancelled as of that date. The option awards made to Mr. Perry in 2015 and 2016 were also cancelled as was the half of his 2014 option award which had not vested as of April 11, 2016. The remaining vested options held by Mr. Perry were exercisable, in accordance with their terms, for 90 days after his employment terminated.

Grants of Plan-Based Awards in 2016

        The following table shows certain information concerning grants of plan-based awards in 2016 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS IN 2016

					Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Edward Bonach		$739,140	$1,478,279	$2,956,558
	2-23-16								382,653	$17.38	$2,090,778
	2-23-16				61,963	123,926	247,852				2,516,937
Gary Bhojwani		330,422	660,844	1,321,688
	5-5-16								90,600	18.43	520,705
	5-5-16							234,000			4,312,620
Bruce Baude		279,235	558,470	1,116,940
	2-23-16								71,400	17.38	390,122
	2-23-16				11,550	23,100	46,200				469,161
	2-23-16							19,824			344,541
Christopher Nickele		208,470	416,940	833,880
	2-23-16								71,400	17.38	390,122
	2-23-16				11,550	23,100	46,200				469,161
	2-23-16							16,520			287,118
Erik Helding		126,238	252,476	504,952
	2-23-16							5,300			92,114
	2-23-16								17,300	17.38	94,525
	2-23-16				2,800	5,600	11,200				113,736
	5-5-16								36,300	18.43	208,627
	5-5-16							12,000			221,160
Scott Perry		80,123	160,245	320,490
	2-23-16								81,600	17.38	445,854
	2-23-16				13,200	26,400	52,800				536,184

(1)
These amounts represent the threshold, target and maximum amounts that would have been payable for 2016 if the corresponding performance-based metrics under the CNO Pay for Performance Incentive Plan had been achieved. The amounts shown have been pro-rated to reflect the period of time during which the individual served as an officer during 2016 and to reflect any change during the year in the target as a percentage of base salary. The amounts paid for 2016 performance under the Pay for Performance Incentive Plan are listed in the Summary Compensation Table on page 36 of this proxy statement under the column heading "Non-Equity Incentive Plan Compensation."

(2)
These amounts represent the threshold, target and maximum number of shares that the Named Executive Officers can receive under the terms of the performance share awards made in 2016. See footnote (3) to the "Outstanding Equity Awards at 2016 Fiscal Year-End" table below for additional information regarding the 2016 performance share awards. The performance shares awarded to Mr. Perry were cancelled upon termination of his employment.

(3)
The amount in this column represents the number of shares of restricted stock that were awarded to the Named Executive Officer during 2016 under the Amended and Restated Long-Term Incentive Plan.

(4)
The amounts in this column represent the number of stock options granted to the Named Executive Officers during 2016 under the Amended and Restated Long-Term Incentive Plan.

(5)
The exercise price equals the closing sales price of CNO common stock on the New York Stock Exchange on the date of grant.

(6)
The values included in this column represent the grant date fair value of restricted stock, performance share (at target) and option awards computed in accordance with ASC 718. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2016 Table

Employment Agreements

        Chief Executive Officer.    We have an employment agreement with Mr. Bonach, pursuant to which he serves as our Chief Executive Officer, for a three-year term ending on October 1, 2017. His employment agreement provides for an annual base salary (currently $1,000,000), with increases from time to time based on his performance, and an annual performance-based target bonus (currently 175% of base salary, with a maximum of 350% of his annual base salary). As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Bonach's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Bonach would be entitled to receive specified additional benefits. Mr. Bonach is subject to a non-solicitation and non-competition clause throughout the term of the agreement and for one year thereafter.

        President.    We have an employment agreement with Mr. Bhojwani pursuant to which he serves as President for a three-year term ending on April 18, 2019. His employment agreement provides for an annual base salary (currently $750,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 125% of base salary and a maximum of 250% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Bhojwani's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Bhojwani would be entitled to receive specified additional benefits. Mr. Bhojwani is subject to a non-solicitation and non-competition clause throughout the term of his agreement and for one year thereafter.

        Chief Operations and Technology Officer.    We have an employment agreement with Mr. Baude pursuant to which he serves as Executive Vice President and Chief Operations and Technology Officer, for a three-year term that expires on July 31, 2018. His employment agreement provided for an annual salary (currently $600,000), with increases from time to time based on his performance) and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Baude's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Baude would be entitled to receive specified additional benefits. Mr. Baude is subject to a non-solicitation clause throughout the term of the agreement and for one year thereafter.

        Chief Actuary.    We have an employment agreement with Mr. Nickele, pursuant to which he serves as Executive Vice President and Chief Actuary, for a three-year term ending on October 31, 2017. His employment agreement provides for an annual base salary (currently $420,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if

Mr. Nickele's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Nickele would be entitled to receive specified additional benefits. Mr. Nickele is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.

        Chief Financial Officer.    We have an employment agreement with Mr. Helding, pursuant to which he serves as Executive Vice President and Chief Financial Officer, for a three-year term ending on April 11, 2019. His employment agreement provides for an annual base salary (currently $400,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 75% of base salary and a maximum of 150% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Helding's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Helding would be entitled to receive specified additional benefits. Mr. Helding is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.

        Chief Business Officer.    We had an employment agreement with Mr. Perry, pursuant to which he served as Chief Business Officer. In accordance with the terms of his employment agreement, Mr. Perry received the payments described in the Summary Compensation Table on page 36, in connection with the termination of his employment effective April 11, 2016.

        See "Summary of Components of TDC in 2016 at Target" on page 26 of this proxy statement for information regarding the portion of total compensation for the Named Executive Officers represented by the salary and bonus payable under the executive employment agreements described above.

Terms of Equity-Based Awards

Vesting Schedule

        Unless otherwise provided in the footnote disclosure to the table of Outstanding Equity Awards at 2016 Fiscal Year-End on pages 42 and 43 of this Proxy Statement, one-half of each option award vests on the second anniversary of the date of grant and the other one-half vests on the third anniversary of the date of grant. Options granted in 2015 and 2016 expire ten years from the date of grant, and options granted in 2010 – 2014 expire seven years from the date of grant.

        Awards of restricted stock generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. Performance share awards are measured over a three-year performance period at which time they will vest only if the financial goals have been achieved, subject to continued service through the vesting dates. Unless otherwise noted, grants to the Named Executive Officers have vesting schedules identical to other officers.

Forfeiture and Post-Employment Treatment

        Holders of stock options generally have 90 days after termination of employment to exercise options to the extent they were vested on the date of termination. Unvested restricted stock and performance shares are generally forfeited upon termination of employment except upon retirement, disability or death. Awards outstanding under the Company's Amended and Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual's retirement or disability (except as otherwise provided in the individual award agreement): (i) outstanding stock options will continue to vest on the original vesting schedule and the individual may exercise the options until the earlier of the expiration date for such options or five years after the date of retirement; (ii) any unvested restricted stock will continue to vest after retirement on the same vesting schedule as if the individual had remained employed by CNO; and (iii) a pro rata portion of any performance shares will vest and will be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, "retirement" means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual's death: (i) outstanding stock options will vest and be exercisable for 12 months; (ii) restricted stock will vest; and (iii) a pro rata portion of any performance shares will vest and be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award.

Option Exercise Price

        Options granted under the Company's Amended and Restated Long-Term Incentive Plan have an exercise price equal to the closing price on the date of grant.

Dividends

        Holders of previously granted unvested restricted stock or restricted stock units are entitled to receive any cash dividends or cash equivalents at the same times and in the same amounts per share as holders of the Company's common stock. Such payments are taxed as compensation income to the holders of restricted stock. Holders of performance share awards are entitled to dividend equivalents on any performance shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the performance shares to the extent that cash dividends are paid on the common stock underlying the performance shares after the award date and prior to the issuance of shares upon vesting.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

							STOCK AWARDS
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)
			OPTION AWARDS
Name	Award Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Edward Bonach	2-28-12		207,900	—	$7.51	2-28-19	—	$—	—	$—
	2-27-13		271,900	—	10.88	2-27-20	—	—	—	—
	3-20-14	(5)	103,645	103,645	19.15	3-20-21	—	—	—	—
	2-25-15	(6)	—	282,050	16.42	2-25-25	—	—	—	—
	3-19-15	(7)	—	—	—	—	—	—	27,210	521,072
	3-19-15	(8)	—	—	—	—	—	—	108,840	2,084,286
	2-23-16	(9)	—	382,653	17.38	2-23-26	—	—	30,982	593,305
	2-23-16	(10)	—	—	—	—	—	—	123,926	2,373,183
Gary Bhojwani	5-5-16	(11)	—	90,600	18.43	5-5-26	234,000	4,481,100	—	—
Bruce Baude	2-27-13		65,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	(5)	20,065	20,065	19.15	3-20-21	—	—	—	—
	2-25-15	(6)	—	51,290	16.42	2-25-25	4,066	77,864	4,948	94,754
	2-25-15	(8)	—	—	—	—	—	—	19,790	378,979
	2-23-16	(9)	—	71,400	17.38	2-23-26	19,824	379,630	5,775	110,591
	2-23-16	(10)	—	—	—	—	—	—	23,100	442,365
Christopher Nickele	2-27-13		32,600	—	10.88	2-27-20	—	—	—	—
	3-20-14	(5)	23,405	23,405	19.15	3-20-21	2,612	50,020	—	—
	2-25-15	(6)	—	51,290	16.42	2-25-25	—	—	4,948	94,754
	2-25-15	(8)	—	—	—	—	—	—	19,790	378,979
	2-23-16	(9)	—	71,400	17.38	2-23-26	16,520	316,358	5,775	110,591
	2-23-16	(10)	—	—	—	—	—	—	23,100	442,365
Erik Helding	2-28-12		5,750	—	7.51	2-28-19	—	—	—	—
	2-27-13		15,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	(5)	6,355	6,355	19.15	3-20-21	—	—	—	—
	2-25-15	(6)	—	14,530	16.42	2-25-25	—	—	1,403	26,867
	2-25-15	(8)	—	—	—	—	—	—	5,610	107,432
	9-2-15	(12)	—	—	—	—	1,932	36,998	—	—
	2-23-16	(9)	—	17,300	17.38	2-23-26	5,300	101,495	1,400	26,810
	2-23-16	(10)	—	—	—	—	—	—	5,600	107,240
	5-5-16	(11)	—	36,300	18.43	5-5-26	12,000	229,800	—	—
Scott Perry(13)	—		—	—	—	—	—	—	—	—

(1)
All options in this table that were granted in 2015 or 2016 have a 10 year expiration date, and options granted in 2010 – 2014 have a seven year expiration date. All options are subject to acceleration for certain events.

(2)
Based on the closing sales price of CNO common stock on December 30, 2016 ($19.15).

(3)
In accordance with SEC rules, the amounts included in this column represent the number of shares of CNO common stock to which the Named Executive Officer will be entitled if the Company achieves the maximum performance level with respect to the performance share awards made in 2015 and 2016 based on average operating return on equity and achieves the threshold level with respect to the performance share awards made in 2015 and 2016 based on total shareholder return. For the 2015 and 2016 performance share awards, one-half of the aggregate award is based on the Company's three-year average operating return on equity, with a target of 9.25% for 2015 (for all Named Executive Officers other than Mr. Bonach, for whom the target is 9.43%) and 9.50% for 2016. The other half of the performance share awards made in 2015 and 2016 is based on relative total shareholder return for a comparator group, targeting the 50th percentile. For purposes of these awards, average operating return on equity is calculated based on "Operating earnings", defined as net income applicable to common stock before: (i) loss on extinguishment of debt, net of income taxes; (ii) net realized investment gains or losses, net of related amortization and income taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to fixed index annuities, net of related amortization and income taxes; (iv) equity in earnings of certain non-strategic investments, earnings attributable to non-controlling interests and earnings from discontinued operations, in each case net of income taxes; (v) changes to the valuation allowance for deferred tax assets; (vi) the cumulative effect of change in accounting principles, net of income taxes; (vii) after-tax mark-to-market change in the agent deferred compensation liability; and (viii) unusual income or expense items, net of income taxes, that are unlikely to recur as determined by the Human Resources and Compensation Committee.

(4)
The dollar amounts in this column equal the number of performance shares, calculated as described in footnote (3) above, multiplied by the closing sales price of CNO common stock on December 31, 2016 ($19.15).

(5)
One-half of these options vested on March 20, 2016 and the balance vested on March 20, 2017.

(6)
One-half of these options vested on February 25, 2017 and the balance vests on February 25, 2018. Any remaining shares of restricted stock awarded on this date vest in two equal installments beginning March 25, 2017. The performance share awards included in the last two columns are based on total shareholder return over the 2015 – 2017 performance period.

(7)
These are performance share awards based on total shareholder return over the 2015 – 2017 performance period.

(8)
These are performance share awards based on average operating return on equity over the 2015 – 2017 performance period. See footnote (3) above for additional information.

(9)
One-half of these options vest on February 23, 2018 and the balance vests on February 23, 2019. Any shares of restricted stock awarded on this date vest in three equal installments beginning March 25, 2017. The performance share awards included in the last two columns are based on total shareholder return over the 2016 – 2018 performance period.

(10)
These are performance share awards based on average operating return on equity over the 2016 – 2018 performance period. See footnote (3) above for additional information.

(11)
One-half of these options vest on May 5, 2018 and the balance vests on May 5, 2019. The shares from this restricted stock award vest in three equal annual installments beginning May 5, 2017.

(12)
The remaining shares from this restricted stock award vest in two equal annual installments beginning September 2, 2017.

(13)
Mr. Perry held no awards as of December 31, 2016.

Option Exercises and Stock Vested in 2016

        The following table provides information, for the Named Executive Officers, concerning (i) stock option exercises during 2016 and the value realized upon exercise (before payment of any applicable withholding tax) and (ii) the number of shares acquired upon the vesting of restricted stock awards in 2016 and performance share awards (for the 2014 – 2016 performance period) and the value realized upon vesting (in each case before payment of any applicable withholding tax).

OPTION EXERCISES AND STOCK VESTED IN 2016

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Edward Bonach	—	$—	120,983	$2,102,685
Gary Bhojwani	—	—	—	—
Bruce Baude	62,890	693,401	31,058	541,171
Christopher Nickele	—	—	36,238	634,722
Erik Helding	—	—	7,721	133,000
Scott Perry	411,635	3,586,053	43,537	756,673

Nonqualified Deferred Compensation in 2016

        The following table shows certain information concerning nonqualified deferred compensation activity in 2016 for our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION IN 2016

Name	Executive Contributions in 2016	CNO Contributions in 2016(1)	Aggregate Earnings (Loss) in 2016(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/16(3)
Edward Bonach	$—	$—	$12,574	$—	$151,421
Gary Bhojwani	—	—	—	—	—
Bruce Baude	—	800,000	7,950	—	807,950
Christopher Nickele	104,167	—	10,174	—	114,341
Erik Helding	25,220	—	8,937	—	92,593
Scott Perry	—	—	59	4,590	—

(1)
One-half of this amount vests on June 1, 2017 and the balance vests on June 1, 2018.

(2)
Amounts in this column are not required to be included in the Summary Compensation Table on page 36 of this Proxy Statement.

(3)
Amounts included in this column reflect the following amounts contributed under the deferred compensation plan by or on behalf of the Named Executive Officers, which amounts were in each case included in the summary compensation table for the year(s) to which the compensation relates: Mr. Bonach, $104,328; Mr. Baude, $800,000; Mr. Nickele, $104,167; and Mr. Helding, $70,221.

        The 2016 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments under the Deferred Compensation Plan. Deferred Amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make matching contributions to participants' accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

Potential Payments Upon Termination or Change in Control

        Each of the Named Executive Officers listed below would be entitled to certain payments upon termination of employment arising under (i) benefit plans covering all employees such as group life insurance coverage, (ii) agreements covering awards made under the Company's Long-Term Incentive Plan and (iii) the terms of an employment agreement between the Named Executive Officer and the Company or one of its subsidiaries. See "Termination and Change in Control Arrangements" on page 35 of this proxy statement for additional information regarding these arrangements. The following table estimates the amounts that would have been payable to the Named Executive Officers upon termination of employment under each of the identified circumstances as of December 31, 2016:

Name	Voluntary or For Cause Termination	Disability	Death	Without Cause or With Good Reason	Involuntary Termination within 6 months before or 2 years after Change In Control
Edward Bonach(1)	—	$1,500,000	$1,900,000	$4,283,877	$12,932,881
Gary Bhojwani(2)	—	937,500	1,337,500	2,454,815	8,704,283
Bruce Baude(3)	—	600,000	1,000,000	1,835,149	4,159,535
Christopher Nickele(4)	—	420,000	820,000	1,316,485	3,189,755
Erik Helding(5)	—	300,000	700,000	1,002,946	2,275,129
Scott Perry(6)	—	—	—	—	—

(1)
For Mr. Bonach, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($1,500,000 as of December 31, 2016); (ii) upon death, an amount equal to his target annual bonus (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($1,764,829 for 2016) plus an amount equal to the sum of his target bonus and annual salary plus continued participation for up to 12 months for Mr. Bonach and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $19,048 for 12 months of such benefits); and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to the pro rata portion of his actual bonus for the year of termination plus three times the sum of his salary and target bonus plus continued participation for up to 24 months for Mr. Bonach and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $38,096 for 24 months of such benefits). In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-term Incentive Plan would be accelerated and the amount shown for Mr. Bonach includes the value as of December 31, 2016 of the accelerated vesting of options ($1,447,293) and target performance shares ($2,182,663).

(2)
For Mr. Bhojwani, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($937,500 as of December 31, 2016); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($751,579 for 2016) plus an amount equal to the sum of his target bonus and his annual salary plus continued participation for up to 12 months for Mr. Bhojwani and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $15,736 for 12 months of such benefits); and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus plus continued participation for up to 24 months for Mr. Bhojwani and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $31,472 for 24 months of such benefits). In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-term Incentive Plan would be accelerated and the amount shown for Mr. Bhojwani includes the value as of December 31, 2016 of the accelerated vesting of options ($65,232) and restricted stock ($4,481,000).

(3)
For Mr. Baude, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($600,000 as of December 31, 2016); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($635,149 for 2016) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-term Incentive Plan would be accelerated and the amount shown for Mr. Baude includes the value as of December 31, 2016 of the accelerated vesting of options ($266,400), restricted stock ($457,494) and target performance shares ($400,492).

(4)
For Mr. Nickele, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($420,000 as of December 31, 2016); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($476,485 for 2016) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-term Incentive Plan would be accelerated and the amount shown for Mr. Nickele includes the value as of December 31, 2016 of the accelerated vesting of options ($266,400), restricted stock ($366,378) and target performance shares ($400,492).

(5)
For Mr. Helding, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($300,000 as of December 31, 2016); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($302,946 for 2016) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-term Incentive Plan would be accelerated and the amount shown for Mr. Helding includes the value as of December 31, 2016 of the accelerated vesting of options ($96,424), restricted stock ($368,293) and target performance shares ($107,466).

(6)
Mr. Perry's employment terminated on April 11, 2016.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

        On March 16, 2017, the CNO Board of Directors approved the Amended and Restated Long-Term Incentive Plan (the "Plan"), to be effective upon the approval thereof by the shareholders at the Annual Meeting. The Company's Long-Term Incentive Plan was initially adopted and approved in 2003 and an amended plan was most recently approved by the shareholders at the 2009 annual meeting.

Summary of Material Changes to the Plan

        This amendment and restatement of the Plan being submitted for approval at the 2017 Annual Meeting incorporates the provisions of the Plan as currently in effect and includes the following key modifications:

          Increase in the Number of Authorized Shares. An increase in the number of shares authorized to be issued under the Plan by 4,193,237 shares, for a total number of authorized shares under the Plan of 30,039,505. As of December 31, 2016, 4,620,198 shares remained available for issuance under the Plan. Shareholder approval of the authorized share increase would bring the total amount of shares authorized and available to be issued under the Plan in 2017 and subsequent years to 8,813,435. The Compensation Committee believes that with this additional share reserve the Company will be able to provide the necessary equity incentives to employees for approximately four years.

          No Payment of Dividends or Dividend Equivalents until Vesting. As amended, the Plan provides that no dividends or dividend equivalents may be paid on a future equity award under the Plan until such award has vested.

          Limits on the Compensation Payable to Non-employee Directors.  As amended, the Plan provides that the annual compensation paid to the non-employee directors of the Company cannot exceed $500,000 per year, with the exception of the non-executive Board chair, for whom the annual limit will be $950,000. The amounts paid to our non-employee directors during 2016 are set forth in the table on page 12 of this Proxy Statement.

          Minimum Vesting for Certain Equity Awards.  As amended, the Plan provides that certain awards (including restricted stock, restricted stock units and stock appreciation rights) may not vest earlier than the first anniversary of the grant date. The minimum vesting conditions need not apply (i) in the case of the death, disability or retirement of the participant or termination in connection with a change in control, and (ii) with respect to up to an aggregate of five percent of the shares of stock authorized under the Plan.

          Shareholders' Re-Approval of Performance Goals. In addition to the foregoing, our shareholders are being asked to approve the performance goals under the Plan so that certain incentive awards granted under the Plan to executive officers of the Company may continue to qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows a corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and certain other named executive officers ("covered employees"). We are asking our shareholders to re-approve the existing performance goals as set forth in the Plan. Code Section 162(m) generally requires such performance goals to be approved by the Company's shareholders no less frequently than every five years.

        As of December 31, 2016, the Plan had 4,620,198 total shares of common stock remaining available for issuance. The Company is requesting an additional 4,193,237 shares, which would provide 8,813,435 shares for equity awards in 2017 and subsequent years. If the Plan is approved by shareholders, the new share pool would represent approximately 5% of the shares outstanding as of December 31, 2016. The shareholder approved equity is designed to help the Company:

  •
  attract, retain, motivate, and reward officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company and its subsidiaries (collectively, "participants");

  •
  provide equitable and competitive compensation opportunities; and

  •
  promote creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.

        The Board and the Compensation Committee believe that awards linked to common stock and awards with terms tied to Company performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, they view the Plan as a key element of the Company's overall compensation program.

Reasons for Seeking Shareholder Approval

        The Company seeks approval of the Plan by shareholders to meet requirements of the New York Stock Exchange and to satisfy requirements of tax law to help preserve the Company's ability to claim tax deductions for compensation to executive officers. In addition, the board regards shareholder approval of the Plan as desirable and consistent with corporate governance best practices.

        Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer or any of its three other most highly compensated executive officers other than the chief financial officer serving on the last day of the fiscal year (generally referred to as the "named executive officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the Plan will be deemed to include approval of the general business criteria upon which performance objectives for Restricted Awards are based, described below under the caption "Performance-Based Awards." Shareholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

        The amendments to the Plan will not go into effect if shareholder approval is not obtained. If such approval is not obtained, the Company may continue to grant awards under the Plan in accordance with its terms and the current share reserve as they existed prior to the amendments.

        The following is a summary of the Plan as amended and restated. It is qualified in its entirety by reference to the full text of the Plan, which is attached as Annex A to this proxy statement. Shareholders are encouraged to review the Plan carefully.

Stock Awards under the Plan

        No awards made under the Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, restricted stock and restricted stock units, and performance shares that have been granted to the Named Executive Officers and the specified groups set forth below under the Plan as of March 27, 2017. On March 27, 2017, the closing price of the underlying shares of our common stock traded on the NYSE was $20.21 per share. As of December 31, 2016, the weighted average exercise price of outstanding stock options granted under the Plan was $14.73 per share.

Name and Principal Position	Stock Options	Restricted Stock and Restricted Stock Units	Performance Shares(1)
Edward Bonach	1,528,783	55,560	343,886
Chief Executive Officer
Gary Bhojwani	134,850	247,890	27,780
President
Bruce Baude	258,990	24,967	62,330
Chief Operations & Technology Officer
Christopher Nickele	200,470	20,732	62,330
Chief Actuary
Erik Helding	137,190	34,134	33,430
Chief Financial Officer
Scott Perry	—	—	—
Former Chief Business Officer
All executive officers as a group (9 persons)	3,311,043	415,223	740,116
All non-executive directors as a group (8 persons)	—	—	—
All employees (other than executive officers) as a group (98 persons)	2,413,145	148,194	606,350

(1)
The number of shares represents the target number of shares that could be issued underlying the performance-based performance share awards. Please see the "Compensation Discussion and Analysis" section of this Proxy Statement for additional details on the performance share awards.

Summary Description of the Plan

        Shares Available. The number of shares that may be issued under the Plan has been increased from 25,846,268 to 30,039,505 shares of common stock. This amount includes the 4,620,198 shares remaining available for grant under the Plan as of December 31, 2016, plus 4,193,237 new shares added to the share authorization and available for awards granted after the Annual Meeting, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company. Shares used for awards assumed in an acquisition do not count against the shares reserved under the Plan.

        The issuance of shares pursuant to an award will reduce the total number of shares available under the Plan except that each full-value share awarded and distributed will reduce the total number of shares available under the Plan by 1.25 shares. Also, the full number of shares of common stock subject to an option or SAR will count against the number of shares remaining available for issuance pursuant to awards granted under the plan, even if fewer shares are actually delivered to a participant as a result of a net settlement. Further, any shares tendered or withheld to satisfy the exercise price or tax withholding obligations of an outstanding award shall no longer be available for issuance under the plan. Notwithstanding, shares will remain available for new awards if an award is cancelled, expired, forfeited, settled in cash, or otherwise terminated without delivery of the shares. Shares delivered under the Plan may be either newly issued or treasury shares.

        Per-Person Award Limitations. The Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the Plan relating to more than his or her "Annual Limit". The Annual Limit equals 1,000,000 shares, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated Awards, the Plan limits performance Awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $4 million.

The per-person limit for cash-denominated performance Awards does not operate to limit the amount of share-based Awards, and vice versa. These limits apply only to awards under the Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the Plan.

        Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to such awards. The Compensation Committee may adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

        Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services.

        Administration. The Plan is administered by the Compensation Committee, except that the Board may itself act to administer the Plan. (References to the "Compensation Committee" here mean the Compensation Committee or the full Board exercising authority with respect to a given Award.) Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan. The Plan provides that members of the Compensation Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

        Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both qualified ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code

Section 409A ("Section 409A"). Alternatively, such awards and cash SARs may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

        Restricted and Deferred Stock/Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Compensation Committee.

        Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Compensation Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will accrue if authorized by the Compensation Committee. No dividend equivalents may be paid prior to vesting for awards of restricted stock units made after the effective date of the amended Plan.

        Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

        Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settled, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

  •
  gross or net revenue, premiums collected, new annualized premiums, and investment income;

  •
  any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

  •
  operating earnings per common share (either basic or diluted);

  •
  return on assets, return on investment, return on capital, return on equity, or return on tangible equity;

  •
  economic value created including the value of new business;

  •
  operating margin or profit margin;

  •
  net interest margin;

  •
  asset quality;

  •
  stock price or total shareholder return; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

        The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison. The Compensation Committee may provide in any performance award that any evaluation of performance shall include or exclude any of the following items:

  •
  asset write-downs;

  •
  litigation or claim judgments or settlements;

  •
  the effect of changes in tax laws, accounting principles, regulations, or other laws and regulations affecting reported results;

  •
  any reorganization or restructuring programs;

  •
  acquisitions or divestitures;

  •
  unusual nonrecurring or extraordinary items identified in the Company's audited financial statements;

  •
  annual incentive payments or other bonuses; or

  •
  capital charges.

        Annual Incentive Awards. One type of performance award that may be granted under the Plan is annual incentive awards that may be settled in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executive officers are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the second preceding paragraph will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.

        Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Plan. The Compensation Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Plan.

        The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Compensation Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.

        Dividend Equivalents. The Compensation Committee may grant dividend equivalents with respect to awards other than stock options (including ISOs) or SARs. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional Awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Compensation Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. However, the payout of dividends or dividend equivalents on unvested performance-based awards is prohibited as is the payment of dividends or dividend equivalents on restricted stock, restricted stock units or deferred stock granted after the adoption of the amended Plan.

        Vesting, Forfeitures, and Related Award Terms. The Compensation Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award.

        In addition, the Plan provides that following a "Change in Control," the Compensation Committee may take any of the following actions with respect to an Award: provide for its full vesting, provide for its termination beyond the date of full vesting, deem performance goals to have been met, provide for the settlement of an award in cash or for termination of the Award or cause the Award to be assumed as part of the transaction. A "Change in Control" generally includes (A) a merger, reorganization, consolidation, or similar transaction in which the stockholders of the Company immediately prior to the transaction do not own more than 51% of the voting power of the surviving corporation, (B) any "person" becomes the owner, directly or indirectly of shares representing at least 51% of the Company's voting power, and (C) certain changes of more than half of the membership of the Board of Directors. Change-in-control provisions are limited, however, by applicable restrictions under Code Section 409A.

        Amendment and Termination of the Plan. The Board may amend, suspend, discontinue, or terminate the Plan or the Compensation Committee's authority to grant awards hereunder without shareholder approval, except as required by law or regulation or under the New York Stock Exchange rules, which require shareholder approval of any material amendment to plans such as the Plan. Under these rules, however, shareholder approval will not necessarily be required for all amendments which might increase the cost of the Plan or broaden eligibility. Unless earlier terminated, the authority of the Compensation Committee to make grants under the Plan will terminate ten years after the latest shareholder approval of the Plan, and the Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Plan

        The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the Plan.

        Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of: (i) the fair market value of the ISO shares at the date of exercise minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

        Some options and SARs, such as those with deferral features, and an SAR that is settled in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or SAR (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Code Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Code Section 409A for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Compensation Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Code Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Code Section 162(m).

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Required Vote

        Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock that are present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm for 2016 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of the Company's independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

Required Vote

        Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Evaluation of the Independent Registered Public Accounting Firm

        In considering the appointment of PwC as the Company's independent registered public accounting firm, the Audit and Enterprise Risk Committee (the "Audit Committee") considered the following factors:

  •
  the appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;

  •
  the professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting and auditing;

  •
  the quality and candor of the firm's communications with the Audit Committee and the Company during the prior audit;

  •
  the results of the independent review of the firm's quality control system;

  •
  evidence supporting the firm's independence, objectivity, and professional skepticism;

  •
  the quality and efficiency of the services provided by the firm during prior audits; and

  •
  the firm's capability, technical expertise, and knowledge of the Company's operations and industry.

        The Audit Committee meets regularly with the independent registered public accounting firm ("independent auditor"), including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions at least four meetings per year. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.

        CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.

Fees Paid to PricewaterhouseCoopers LLP

        Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2016 and 2015, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2016	2015
Audit fees(a)	$4.6	$4.4
Audit-related fees(b)	—	.2
Tax fees	—	—
All other fees(c)	—	.1

Total	$4.6	$4.7

(a)
Audit fees were for professional services rendered for the audits of CNO's consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.

(b)
Audit-related fees primarily include services provided for employee benefit plan audits and other assurance-related services.

(c)
Fees for other permitted services.

Pre-Approval Policy and Independence

        The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:

  •
  internal control reviews and assistance with internal control reporting requirements;

  •
  tax compliance, tax planning and related tax services; and

  •
  due diligence work for potential transactions.

        Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2015 and 2016, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

Report of the Audit and Enterprise Risk Committee

        The Audit Committee provides assistance to the Board in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company, including the systems of internal controls. The Audit Committee has sole authority to appoint or replace the Company's independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

        In overseeing the preparation of the Company's audited financial statements for the year ended December 31, 2016, the Audit Committee reviewed and discussed the audited financial statements with the Company's management and with PwC, the Company's independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301.

        The Audit Committee has received from PwC and reviewed the written disclosures and the letter required by applicable PCAOB requirements regarding PwC's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence from the Company. In addition, the Audit Committee has reviewed and discussed PwC's most recent PCAOB inspection report of the firm's internal quality controls.

        Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Enterprise Risk Committee:

  Robert C. Greving, Chair
  Mary R. (Nina) Henderson
  Charles J. Jacklin
  Neal C. Schneider

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed on pages 17 – 46. While the results of the vote are non-binding and advisory in nature, the Board and the Compensation Committee intend to carefully consider the results of this vote. The current frequency of non-binding advisory votes on executive compensation is an annual vote and we anticipate that the next vote will be at the next Annual Meeting. The language of the resolution is as follows:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved."

        The compensation of our executive officers is based on a philosophy and a comprehensive compensation and benefits strategy developed by the Compensation Committee designed to reward overall and individual performance that drives long-term success for our shareholders. The committee strives to provide a clear award program that allows us to attract, incentivize and retain seasoned executive talent with significant industry experience required to continue to improve our performance and build long-term shareholder value. In considering their vote, shareholders are urged to read the section of this proxy statement entitled "Executive Compensation", including the Compensation Discussion and Analysis, for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

Required Vote

        The affirmative vote of the majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote "against" this proposal. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal because the shares subject to the broker non-vote will not be entitled to vote on this matter.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 5

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

General

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are submitting for shareholder consideration a separate resolution subject to determine, in a non-binding advisory vote, whether a shareholder vote to approve the compensation paid to our named executive officers (that is, a vote similar to the non-binding advisory vote in Proposal 4 on the previous page) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

        In considering their vote, shareholders may wish to review with care the information presented in connection with Proposal 4 on the previous page, and the information on the Company's compensation policies and decisions regarding the Named Executive Officers presented in Compensation Discussion and Analysis on pages 17 to 35 of this Proxy Statement.

        After consideration of the frequency alternatives and the Company's experience with annual votes on executive compensation since 2011, the Board and the Compensation Committee determined that an advisory vote on executive compensation that occurs every year is the most appropriate policy for CNO at this time, and therefore the Board is recommending that you vote for future advisory votes on executive compensation to occur each year. In formulating this recommendation, the Board and the Compensation Committee recognized that the Company's executive compensation programs are designed to promote a long-term connection between pay and performance. However, because executive compensation disclosures are made annually, the Board and the Compensation Committee considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year. The compensation of the named executive officers is reviewed, adjusted and approved by the Compensation Committee every year and the Board believes that input from shareholders is a factor which should be taken into consideration by the committee as part of that process.

Required Vote

        The vote on the frequency of shareholder votes on compensation paid to our named executive officers requires the approval of the majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "ONE YEAR" WITH RESPECT TO HOW FREQUENTLY A NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires CNO's directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO's outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2016 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO's knowledge, based solely on review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO's officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2016, other than one late report each for Mr. Baude, Mr. Kline, Ms. Menzel, Mr. Nickele and Mr. Zimpfer relating to the tendering of shares to the Company in connection with the vesting of restricted stock in March 2016.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

        Any proper proposal which a shareholder wishes to have included in the Board's proxy statement and form of proxy for the 2018 Annual Meeting must be received by CNO by November 30, 2017. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2018 Annual Meeting. In addition to the SEC rules concerning shareholder proposals, the Company's Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws. Please note that these bylaw requirements are separate from the SEC's requirements to have a shareholder nomination or other proposal included in our proxy statement. Any shareholder who wishes to submit a proposal to be acted upon at the 2018 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032.

ANNUAL REPORT

        Access to CNO's Annual Report for 2016 (which includes its annual report on Form 10-K as filed with the SEC) is being provided with this proxy statement to all holders of common stock as of March 13, 2017. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2016, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; or by telephone (317) 817-2893 or email ir@CNOinc.com.

 HOUSEHOLDING OF PROXY MATERIALS

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and you account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893 or email ir@CNOinc.com.

 INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

        Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

        A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	December 31,

	2016	2015
Total shareholders' equity	$4,486.9	$4,138.5

Shares outstanding at period end	173,753,614	184,028,511

Book value per share	$25.82	$22.49

Total shareholders' equity	$4,486.9	$4,138.5
Less accumulated other comprehensive income	(622.4)	(402.8)

Adjusted shareholders' equity excluding accumulated other comprehensive income	$3,864.5	$3,735.7

Shares outstanding at period end	173,753,614	184,028,511
Dilutive common stock equivalents related to:
Stock options, restricted stock and performance units	1,721,878	2,311,877

Diluted shares outstanding	175,475,492	186,340,388

Book value per diluted share (a non-GAAP financial measure)	$22.02	$20.05

        The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):

	December 31,

	2016	2015
Corporate notes payable	$912.9	$911.1
Total shareholders' equity	4,486.9	4,138.5

Total capital	$5,399.8	$5,049.6

Debt to capital ratio	16.9%	18.0%

Corporate notes payable	$912.9	$911.1
Total shareholders' equity	4,486.9	4,138.5
Less accumulated other comprehensive income	(622.4)	(402.8)

Total capital	$4,777.4	$4,646.8

Debt to total capital ratio, excluding accumulated other comprehensive income (a non-GAAP financial measure)	19.1%	19.6%

OTHER MATTERS

        Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Karl W. Kindig Senior Vice President and Secretary

March 30, 2017

Annex A

CNO FINANCIAL GROUP, INC.

AMENDED AND RESTATED LONG-TERM
INCENTIVE PLAN

CNO FINANCIAL GROUP, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

CNO FINANCIAL GROUP, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

1.
Purpose. The purpose of this Amended and Restated Long-Term Incentive Plan (the "Plan") is to aid CNO Financial Group,  Inc., a Delaware corporation (together with its successors and assigns, the "Company"), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants. The Plan was initially established as the Conseco, Inc. 2003 Long-Term Incentive Plan, has been amended from time to time thereafter, and is hereby amended and restated effective upon approval by the stockholders of the Company.

2.
Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)
"Annual Limit" shall have the meaning specified in Section 5(b).

(b)
"Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c)
"Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death.

(d)
"Board" means the Company's Board of Directors.

(e)
"Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(f)
"Committee" means the Human Resources and Compensation Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term "Committee" shall refer to the Board.

(g)
"Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(h)
"Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

  (i)
  "Effective Date" means the effective date specified in Section 11(q).

  (j)
  "Eligible Person" has the meaning specified in Section 5.

  (k)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

  (l)
  "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the officially-quoted closing selling price of the Stock on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

  (m)
  "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock will be Non-409A Awards unless otherwise expressly specified by the Committee.

  (n)
  "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

  (o)
  "Option" means a right, granted under the Plan, to purchase Stock.

  (p)
  "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

  (q)
  "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

  (r)
  "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

  (s)
  "Restricted Stock" means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

  (t)
  "Restricted Stock Unit" or "RSU" means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

  (u)
  "Retirement" means, unless otherwise stated in an applicable Award agreement, Participant's voluntary termination of employment after achieving either (i) 62 years of age or (ii) 60 years of age with at least 10 years of employment with the Company.

  (v)
  "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

  (w)
  "Stock" means the Company's Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

  (x)
  "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

3.
Administration.

(a)
Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b)
Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards, to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act) and employees of the Company (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act) or employee) subject to an individual maximum annual Award limit as determined and approved at the Compensation Committee's discretion, and all necessary and appropriate decisions and determinations with respect thereto and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee (and, to the extent it so provides, any subcommittee) shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

  (c)
  Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.
Stock Subject to Plan.

(a)
Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved for delivery in connection with Awards under this Plan shall be 30,039,505 shares. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. No more than 10,000,000 shares may be delivered hereunder as ISOs.

(b)
Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture; provided, however, that notwithstanding the above, the number of shares available for issuance under the Plan shall be reduced by 1.25 shares of Stock for every one share of Stock issued in respect of an Award other than an Award of an Option, SAR, or Award that must be settled in cash. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan. The preceding sentence shall not be applicable with respect to (i) the cancellation of an SAR granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with an SAR upon the exercise of the SAR. The following shares, however, may not be made available for issuance as Awards under this Plan: (a) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) shares repurchased on the open market with the proceeds from the exercise of an Option. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5.
Eligibility; Per-Person Award Limitations.

(a)
Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means (i) an employee of the Company or any subsidiary or affiliate, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (ii) any non-employee directors of the Company or (iii) other individuals who perform services for the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards who will become Eligible Persons granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.

  (b)
  Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b) through (i) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person's Annual Limit, which for this purpose shall equal $4 million (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid. Additionally, the maximum number of shares of Stock subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash or other fees earned by such non-employee director during such calendar year, shall not exceed (i) $500,000 in total value in the case of non-employee directors other than the Board Chair or Lead Director or (ii) $950,000 in total value in the case of the Board Chair or Lead Director (in each case, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

6.
Specific Terms of Awards.

(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)
Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

    (ii)
    No Repricing. Except for adjustments as permitted by Section 11(c), without the approval of stockholders, the Committee will not amend, replace, substitute, or exchange previously granted Options in a transaction that constitutes a "repricing," which means any of the following: (i) changing the terms of an Option to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; (iii) repurchasing for cash or canceling an Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award; or (iv) as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

    (iii)
    Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part. In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

    (iv)
    ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a "10% Shareholder"), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

    (v)
    Minimum Vesting. Options may not vest earlier than the first anniversary of the grant date (or the grantee's commencement of service)(if such grant is made in connection with such commencement), The foregoing minimum vesting condition need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Options without regard to such minimum vesting requirements.

  (c)
  Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

  (i)
  Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair

      Market Value determined by reference to the change in control price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem to an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

    (ii)
    No Repricing. Except for adjustments as permitted by Section 11(c), without the approval of stockholders, the Committee will not amend, replace, substitute, or exchange previously granted SARs in a transaction that constitutes a "repricing," which means any of the following (i) changing the terms of an SAR to lower its exercise or settlement price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; (iii) repurchasing for cash or canceling an SAR at a time when its exercise or settlement price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award; or (iv) as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

    (iii)
    Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a change in control or termination of service following a change in control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

    (iv)
    Minimum Vesting. SARs may not vest earlier than the first anniversary of the grant date (or the grantee's commencement of service)(if such grant is made in connection with such commencement), The foregoing minimum vesting condition need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as SARs without regard to such minimum vesting requirements.

  (d)
  Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

  (i)
  Award and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the

      Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

    (ii)
    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

    (iii)
    Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years, with no portion vesting in less than one year, from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

    (iv)
    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

    (v)
    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock on or after the Effective Date of the Plan, the Committee shall require that any dividends paid on a share of Restricted Stock shall be held in an account for the benefit of the Participant, to be paid out only upon vesting of such Restricted Stock, or automatically reinvested in additional Restricted Stock , which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

  (e)
  Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

  (i)
  Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant's name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

    (ii)
    Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. RSUs may not vest earlier than the first anniversary of the grant date (or the grantee's commencement of service,if such grant is made in connection with such commencement). The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

    (iii)
    Dividend Equivalents. As a condition to the grant of an Award of RSUs on or after the Effective Date of the Plan, Dividend Equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be payable only upon vesting of such RSUs, or deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

  (f)
  Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

  (g)
  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award other than an Option, ISO, or SAR. The Committee may provide that Dividend Equivalents shall be held in an account for the benefit of the Participant, to be paid out upon vesting of such Award or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Notwithstanding the foregoing, the Committee may not payout any dividends or Dividend Equivalents with respect to any unvested Award under this Plan.

  (h)
  Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Any such other Stock-based Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any such other Stock-based Award based solely on continued employment or the passage of time shall vest over a period of not less than three years, with no portion vesting in less than one year, from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as other Awards without regard to such minimum vesting requirements. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

  (i)
  Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.
Performance-Based Compensation.

(a)
Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Section 162(m).

(b)
Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i)
Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)
Business Criteria. For purposes of this Plan, a "performance goal" shall mean any one or more of the following business criteria, in each case as specified by the Committee: (1) gross or net revenue, premiums collected, new annualized premiums, and investment income, (2) any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders, (3) operating earnings per common share (either basic or diluted); (4) return on assets, return on investment, return on capital, return on equity, or return on tangible equity; (5) economic value created including the value of new business; (6) operating margin or profit margin; (7) net interest margin; (8) asset quality; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

      The Committee may provide in any Performance Award that any evaluation of performance shall include or exclude any of the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company's audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or(8) capital charges.

    (iii)
    Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time twenty-five percent of such performance period has elapsed.

    (iv)
    Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

    (v)
    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

    (vi)
    Recapture Rights. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

  (c)
  Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.
Certain Provisions Applicable To Awards.

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to the provisions of Sections 6(b)(ii) and 6(c)(ii), awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in the Plan.

(c)
Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

  (d)
  Limitation on Vesting of Certain Awards. Subject to Section 8, Restricted Stock will vest over a minimum period of three years, with no portion vesting in less than one year, except in the event of a Participant's death, disability, or retirement, or in the event of a change in control or other special circumstances. The foregoing notwithstanding, Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a change in control or other special circumstances, and provided further up to five percent of the shares of Stock authorized under the Plan including non-employee director awards may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this Section 8(d), a performance period that precedes the grant of the Restricted Stock will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

  (e)
  Cash Settlement of Awards. To the extent permitted by the Committee at the time of grant or thereafter, the Company may deliver cash in full or partial satisfaction, payment and/or settlement upon exercise, cancellation, forfeiture or surrender of any Award.

9.
Change in Control. The Committee may set forth in any Award Agreement the effect, if any, that a change in control or other, similar transaction shall have on any awards granted under this Plan.

10.
Additional Award Forfeiture Provisions.

(a)
Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

(i)
The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)
The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

  (b)
  Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant's employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

  (i)
  Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

  (ii)
  Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant's breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

  (iii)
  Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

  (c)
  Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

  (d)
  Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.
General Provisions.

(a)
Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)
Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the Participant's death, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)
Adjustments. In the event of any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event, the Committee, in order to prevent dilution or enlargement of a Participant's rights under this Plan shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(c), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, or in response to changes in applicable laws, regulations, or accounting principles) affecting any performance conditions; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

  (d)
  Tax Provisions.

  (i)
  Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award, provided that the Committee may allow for additional withholding not to exceed any maximum statutorily permitted amount. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

  (ii)
  Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

  (iii)
  Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

  (e)
  Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

  (i)
  If such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

  (ii)
  If such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

  (iii)
  If such amendment would alter the provisions of the Plan restricting the Company's ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

  (iv)
  In connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing," as such term defined herein under Sections 6(b)(ii) and 6(c)(ii).

  The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

  (f)
  Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

  (g)
  Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an "unfunded" plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  (h)
  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

  (i)
  Payments in the Event of Forfeitures; Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (j)
  Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

  (k)
  Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).

  (l)
  Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting.

  (m)
  Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

  (n)
  Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

  (o)
  Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

  (p)
  Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

  (q)
  Plan Effective Date and Termination. The Plan as hereby amended shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CNO FINANCIAL GROUP, INC. 11825 N PENNSYLVANIA ST CARMEL, IN 46032 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3 and 4: ForAgainst Abstain 1. Election of Directors Nominees For Against Abstain 2. Approval of the Company's Amended and Restated Long-Term Incentive Plan. 1A. Edward J. Bonach 3. Ratification of the appointment of Pricewaterhouse Coopers LLP as the Company's independent registered public accounting firm for 2017. 1B Ellyn L. Brown 1C Stephen N. David 4. Approval, by non-binding advisory vote, of the compensation of the Company's named executive officers. 1D Robert C. Greving 1E Mary R. Henderson The Board of Directors recommends you vote1 year 2 years 3years 1 YEAR on the following proposal: Abstain 1F Charles J. Jacklin 5. Approval, by non-binding advisory vote, to determine whether a shareholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years. 1G Daniel R. Maurer 1H Neal C. Schneider NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. 1I Frederick J. Sievert Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000324815_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com . CNO FINANCIAL GROUP, INC. Annual Meeting of Shareholders May 10, 2017 8:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Erik M. Helding, Eric R. Johnson and John R. Kline, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 10, 2017, at 11825 N. Pennsylvania St., Carmel, Indiana, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000324815_2